As filed with the Securities and Exchange Commission on October 3, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SALEM MEDIA GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	77-0121400
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

AND

Additional Registrants Named in the Table of Additional Registrants Below

6400 North Belt Line Road

Irving, Texas 75063

(469) 586-0080

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Christopher J. Henderson

Executive Vice President and General Counsel

Salem Media Group, Inc.

6400 North Belt Line Road

Irving, Texas 75063

(805) 987-0400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Gregg Amber

Garett Sleichter

Rutan & Tucker, LLP

18575 Jamboree Road, Ninth Floor

Irvine, CA 92612

(714) 641-5100

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the U.S. Securities Exchange Act of 1934. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

The following direct and indirect subsidiaries of the registrant may guarantee certain of the debt securities and are co-registrants under this registration statement:

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Numbers	I.R.S. Employer Identification Number
Air Hot, Inc.	Delaware	4832	80-0316086
Bison Media, Inc.	Colorado	4832	77-0434654
Eagle Products, LLC	Delaware	2721	32-0427053
Inspiration Media, Inc.	Washington	4832	77-0132974
Inspiration Media of Texas, LLC	Texas	4832	75-2615876
New Inspiration Broadcasting Company, Inc.	California	4832	95-3356921
NI Acquisition Corporation	California	4832	77-0472233
Reach Satellite Network, Inc.	Tennessee	4832	62-1499223
Salem Communications Holding Corporation	Ohio	4832	77-0439370
Salem Consumer Products, Inc.	Delaware	5399	26-0592055
Salem Media of Colorado, Inc.	Colorado	4832	84-1239646
Salem Media of Hawaii, Inc.	Delaware	4832	91-1973005
Salem Media of Illinois, LLC	Delaware	4832	52-2295222
Salem Media of Massachusetts, LLC	Delaware	4832	26-1524392
Salem Media of New York, LLC	Delaware	4832	52-2293254
Salem Media of Ohio, Inc.	Ohio	4832	95-3690954
Salem Media of Oregon, Inc.	Oregon	4832	77-0114986
Salem Media of Texas, Inc.	Texas	4832	77-0379125
Salem Media Representatives, Inc.	Texas	4899	77-0281576
Salem Radio Network Incorporated	Delaware	4899	77-0305542
Salem Radio Operations, LLC	Delaware	4832	77-0581097
Salem Radio Properties, Inc.	Delaware	6531	52-2194731
Salem Satellite Media, LLC	Delaware	4832	52-2324849
Salem Web Network, LLC	Delaware	5399	52-2141739
SCA License Corporation	Delaware	4832	52-2255733
SCA-Palo Alto, LLC	Delaware	4832	36-4502016
SRN News Network, Inc.	Texas	4899	77-0426090
SRN Store, Inc.	Texas	5399	42-3434092

EXPLANATORY NOTE

This registration statement contains two prospectuses:

•

a base prospectus that covers the offering, issuance and sale by the Registrant of an indeterminate number of the Registrant’s securities therein having an aggregate initial offering price not to exceed $40,000,000 and the sale by the selling stockholders named therein of up to 1,000,000 shares of Class A common stock; and

•

an at market issuance sales agreement prospectus covering the offering, issuance and sale of up to $15,000,000 of shares of the Registrant’s Class A common stock that may be issued and sold under the At Market Issuance Sales Agreement (the “Sales Agreement”), dated April 16, 2021, between the Registrant and B. Riley Securities, Inc.

The base prospectus immediately follows this explanatory note. The specific terms of any of the Registrant’s securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The at market issuance sales agreement prospectus immediately follows the base prospectus. The shares of Class A common stock that may be offered, issued and sold under the at market issuance sales agreement prospectus is included in the $40,000,000 of securities that may be offered, issued and sold by the Registrant under the base prospectus. Upon termination of the Sales Agreement, any portion of the $15,000,000 included in the at market issuance sales agreement prospectus that is not sold pursuant to the Sales Agreement will be available for sale in other offerings pursuant to the base prospectus.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 3, 2022

PROSPECTUS

SALEM MEDIA GROUP, INC.

$40,000,000

Class A Common Stock

Preferred Stock

Depositary Shares

Debt Securities

Warrants

Purchase Contracts

Units

Guarantees

1,000,000 Shares

Class A Common Stock

Offered by the Selling Stockholders

We may offer and sell from time to time up to $40,000,000 in the aggregate of any combination of the securities described in this prospectus, in one or more classes or series and in amounts, at prices and on terms that we will determine at the time of the offering. This prospectus provides you with a general description of the securities.

The selling stockholders named herein may offer and sell from time to time up to 1,000,000 shares in the aggregate of Class A common stock identified above, in one or more offerings. All of these shares of Class A common stock are outstanding shares of Class A common stock held by the selling stockholders. We will not receive any proceeds from sales of Class A common stock by the selling stockholders.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering, including the amount, price and terms of the securities. Any prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. In addition, the selling stockholders may offer and sell shares of Class A common stock from time to time. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

As of September 1, 2022, the aggregate market value of our common stock held by non-affiliates, or our public float, was approximately $27.9 million, which was calculated based on 12,309,757 shares of our outstanding Class A common stock held by non-affiliates as of September 1, 2022, and at a price of $2.27 per share, the closing price of our Class A common stock on the NASDAQ Global Market on September 1, 2022. Pursuant to General Instruction I.B.6 of Form S-3, in no event will the aggregate market value of securities sold by us or on our behalf in a primary offering pursuant to this registration statement during any 12-calendar-month period exceed one-third of our public float, so long as our public float is less than $75,000,000 (the “Baby Shelf Limitation”). During the 12 calendar months prior to and including the date of this prospectus, we have not sold any of our securities pursuant to General Instruction I.B.6 of Form S-3.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” BEGINNING ON PAGE 5 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND ANY RELATED FREE WRITING PROSPECTUS CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Our Class A common stock is listed on the NASDAQ Global Market under the symbol “SALM”. On September 26, 2022, the last reported sale price of our Class A common stock on the NASDAQ Global Market was $1.76 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated             , 2022.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $40,000,000, subject to the Baby Shelf Limitation. In addition, the selling stockholders may, from time to time, sell up to 1,000,000 shares of Class A common stock in one or more offerings as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. A prospectus supplement may add, update or change information contained in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to any such offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectuses, together with the additional information described under the heading “Where You Can Find More Information.”

Neither we nor the selling stockholders have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We and the selling stockholders will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

When we refer to “Salem Media Group,” “Salem Media,” “Salem,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Salem Media Group, Inc. and its consolidated subsidiaries, unless otherwise specified.

THE COMPANY

Salem Media Group, Inc. is a domestic multi-media company specializing in Christian and Conservative content, with media properties comprising radio broadcasting, digital media, and book, magazine and newsletter publishing. Our content is intended for audiences interested in Christian and family-themed programming and conservative news talk.

We were incorporated in 1986 under the laws of the State of California and reincorporated in Delaware in 1999. Our principal executive offices are located at 6400 North Belt Line Road, Irving, Texas 75063, and our telephone number is (469) 586-0080. We maintain a website at www.salemmedia.com. The information contained in or that can be accessed through our website is not a part of this prospectus.

SUMMARY RISK FACTORS

Our business is subject to numerous risks and uncertainties, including those under the heading “Risk Factors” and elsewhere in this prospectus. These risks include, but are not limited to, the following:

•

We may choose not to pursue potentially more profitable business opportunities outside of our Christian, conservative news talk and family-themed formats, or not to broadcast programming that violates our programming standards, either of which may adversely affect our business.

•

A few controlling stockholders exercise control over most matters submitted to a stockholder vote who may have interests that differ from other security holders. Therefore, they may take actions that are not in the interests of other security holders.

•	Our business is dependent upon the performance of key employees and our ability to attract new employees.

•	We face significant competition, which we expect will continue to intensify, and we may not be able to maintain or improve our competitive position or market share.

•	If we are unable to maintain or grow our advertising revenues, our business, financial condition and operating results may be adversely affected.

•	Our business generates revenue from the sale of advertising, and the reduction in spending by or loss of advertisers could harm our business.

•

The interruption or failure of our information technology and communications systems, or those of third parties that we rely upon, may adversely affect our business, financial condition, and results of operations.

•	Cybersecurity and privacy breaches may hurt our business, damage our reputation, increase our costs, and cause losses.

•	If we are unable to execute our acquisition strategy or integrate the operations and management of acquired businesses successfully, our business may not continue to grow.

•	If we fail to maintain our broadcast licenses with the FCC, we would be prevented from operating affected radio stations.

•

We have substantial debt and have the ability to incur additional debt. The principal and interest payment obligations of such debt may restrict our future operations and impair our ability to meet our obligations under such debt.

•

The effects of the COVID-19 global pandemic on our operations and the operations of our customers, have had, and may continue to have, a material adverse effect on our business, financial condition, results of operations, or cash flows.

•	Our operations in the United States are and may continue to be exposed to inflation risk, which could adversely affect our results of operations.

•	Impairment of FCC licenses and goodwill could cause future losses due to asset impairment.

•

If we are unable to continue to drive and increase visitors to our owned and operated websites and to our customer websites and convert these visitors into repeat users and customers cost-effectively, our business, financial condition and results of operations could be adversely affected.

•

As a creator and a distributor of multimedia content, we face potential liability and expenses for legal claims based on the nature and content of the materials that we create and/or distribute, or that are accessible via our owned and operated websites and our network of customer websites. If we are required to pay damages or expenses in connection with these legal claims, our business, financial condition and results of operations may be harmed.

•	If we do not maintain or increase our block programming revenues, our business, financial condition and operating results may be adversely affected.

•	We may be unable to increase or maintain our digital advertising revenues, which could adversely affect our business, financial condition and results of operations.

•	Damage to our reputation could damage our businesses and our relationship with advertisers, block programmers and our audience.

•	The agreements governing our various debt obligations impose restrictions on our business and could adversely affect our ability to undertake certain corporate actions.

•	The requirements of being a public company may strain our resources and divert management’s attention.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and any applicable prospectus supplement involves risks. Before making an investment decision, you should carefully consider the risk factors below and other information set forth in any subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, as well as the risk factors and other information contained in the applicable prospectus supplement and any related free writing prospectuses that we have authorized for use in connection with a specific offering. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

RISKS AFFECTING SALEM AND OUR BUSINESS OPERATIONS

A few controlling stockholders exercise control over most matters submitted to a stockholder vote. These stockholders may have interests that differ from other security holders. Therefore, they may take actions that are not in the interests of other security holders.

As of September 1, 2022, Edward G. Atsinger III (Executive Chairman), Stuart W. Epperson (father of Director Epperson Jr.), Nancy A. Epperson (mother of Director Epperson Jr.), Edward C. Atsinger (son of Executive Chairman) and Stuart W. Epperson Jr. (Director) controlled approximately 83.1% in the aggregate of the voting power of our capital stock, including all of the outstanding shares of our Class B Common stock, each share of which is entitled to ten votes on matters subject to a stockholder vote. Thus, these five stockholders have the ability to control fundamental corporate transactions requiring stockholder approval, including but not limited to, the election of all of our directors, approval of merger transactions involving Salem and the sale of all or substantially all of Salem’s assets. The interests of any of these controlling stockholders may differ from the interests of our other security holders in a material manner.

Further, Edward G. Atsinger III, Stuart W. Epperson, Nancy A. Epperson, Edward C. Atsinger and Stuart W. Epperson Jr. own approximately 40.1% of our Class A common stock. The market for our Class A common stock could change substantially if these individuals were to sell large amounts of shares of Class A common stock in the public market.

We may choose not to pursue potentially more profitable business opportunities outside of our Christian, conservative news talk and family-themed formats, or not to broadcast programming that violates our programming standards, either of which may adversely affect our business.

We are fundamentally committed to broadcasting, digital and publishing formats and programming emphasizing Christian values, conservative family themes and news. We may choose not to switch to other formats or pursue potentially more profitable business opportunities due to this commitment, which could result in lower operating revenues and profits than we might otherwise achieve. We also do not intend to pursue business opportunities or broadcast programming that would conflict with our core commitment to Christian and family-themed formats or that would violate our programming standards, even if these opportunities or programming would be more profitable. Our decision not to pursue other formats, business opportunities and/or broadcast programming that is inconsistent with our programming standards may adversely affect our business.

We are exposed to credit risk on our trade accounts receivable, which is heightened during periods of uncertain economic conditions.

Amounts due to us under trade accounts receivable are not covered by collateral or credit insurance. While we have procedures to monitor and limit exposure to credit risk on our receivables, which risk is heightened during periods of uncertain economic conditions, there can be no assurance such procedures will effectively limit our credit risk and enable us to avoid losses, which could adversely affect our financial condition and results of operations.

Our syndicated programming is dependent upon maintenance of our transponder equipment, which is located at various customer sites.

Delivery of our national programs is dependent upon transponder equipment that is located at various customer locations. The quality and durability of this equipment, as well as our ability to protect the equipment from damage, destruction or theft, directly impacts our ability to transmit programming. Losses of or damage to this equipment and any resulting business interruption may not be fully insurable.

If we are unable to protect our domain names, our reputation and brands could be adversely affected.

We currently hold various domain name registrations relating to our brands. The registration and maintenance of domain names generally are regulated by governmental agencies and their designees. Governing bodies may establish additional top-level domains, appoint additional domain name registrars or modify the requirements for holding domain names. As a result, we may be unable to register or maintain relevant domain names. We may be unable, without significant cost or at all, to prevent third parties from registering domain names that are similar to, infringe upon or otherwise decrease the value of, our trademarks and other proprietary rights. Failure to protect our domain names could adversely affect our reputation and brands, and make it more difficult for users to find our websites and our services.

Impairment of FCC licenses and goodwill could cause future losses due to asset impairment.

Approximately 65.5% of our total assets at June 30, 2022 consisted of indefinite-lived intangible assets including broadcast licenses and goodwill. These indefinite-lived intangible assets originated from acquisitions in which a significant amount of the purchase price was allocated to broadcast licenses and goodwill. We do not amortize indefinite-lived intangible assets, but rather test for impairment annually or more frequently if events or circumstances indicate that an asset may be impaired. We perform our annual impairment testing during the fourth quarter of each year, which coincides with our budget and planning process for the upcoming year. The valuation of intangible assets is subjective and based on estimates rather than precise calculations. The fair value measurements of our indefinite-lived intangible assets use significant unobservable inputs that reflect our own assumptions about the estimates that market participants would use in measuring fair value including assumptions about risk. If actual future results are less favorable than the assumptions and estimates we used, we are subject to future impairment charges, the amount of which may be material. Given the current economic environment and uncertainties that can negatively impact our business, there can be no assurance that our estimates and assumptions made for the purpose of our indefinite-lived intangible fair value estimates will prove to be accurate.

We have historically incurred significant impairment losses from indefinite-lived intangible assets. For example, in 2020, we recorded an impairment charge of $17.0 million to the value of broadcast licenses in Chicago, Cleveland, Louisville, Philadelphia, Portland, Sacramento and Tampa. We also recorded an impairment charge of $0.3 million to the value of mastheads. While these impairment losses were non-cash charges that did not violate the covenants on the then existing credit facilities, the potential for future impairment charges can be viewed as a negative factor with regard to forecasted future performance and cash flows. We believe that we have adequately considered economic downturns in our valuation models and do not believe that these non-cash impairments in and of themselves are a liquidity risk.

We are a holding company with no material independent assets or operations and we depend on our subsidiaries for cash.

We are a holding company with no material independent assets or operations, other than our investments in our subsidiaries. Because we are a holding company, we are dependent upon the payment of dividends, distributions, loans or advances to us by our subsidiaries to fund our obligations. These payments could be or become subject to restrictions under applicable laws in the jurisdictions in which our subsidiaries operate. Payments by our subsidiaries are also contingent upon the subsidiaries’ earnings. If we are unable to obtain sufficient funds from our subsidiaries to fund our obligations, our financial condition and ability to meet our obligations may be adversely affected.

RISKS RELATED TO HUMAN CAPITAL

Our business is dependent upon the performance of key employees and our ability to attract new employees.

Our business is dependent upon the performance and continued efforts of certain key individuals, including David P. Santrella, our Chief Executive Officer, Edward G. Atsinger III, our Executive Chairman of the Board, and David A. R. Evans, our Chief Operating Officer. We have entered into employment agreements with such individuals, but the loss of the services of such key individuals could adversely affect us. Further, Mr. Atsinger has an interest in an aviation business unrelated to our operations that will continue to impose demands on his time. Our success is highly dependent upon the retention of these and other key employees throughout our organization. In addition, we are dependent upon our ability to continue to attract new employees with key skills to support continued business growth.

Effective succession planning is also important for our long-term success. The Nominating and Governance committee of our Board of Directors (“Board”) discusses succession planning annually. The loss of any of our key employees could harm our ability to implement our business strategy and respond to the rapidly changing market conditions in which we operate.

If we fail to maintain strong relationships with our on-air hosts, creative talent and authors, as well as to develop relationships with new on-air hosts, creative talent, and authors, our business and financial performance could be materially and adversely affected.

We employ or independently contract with several on-air personalities and hosts of syndicated radio programs with significant loyal audiences on both a national level and in their respective local markets. Several of our on-air personalities have a presence that extends beyond our radio platforms into other strategic areas. Although we have entered into long-term agreements with some of our executive officers, key on-air talent and program hosts to protect our interests in those relationships, we can give no assurance that all or any of these key employees or talent will remain with us or will retain their audiences. Competition for these individuals is intense and many of our key employees and talent are under no legal obligation to remain with us. Our competitors may choose to extend offers to any of these individuals on terms that we may be unable or unwilling to meet. In addition, any or all of our key employees or talent may decide to leave for a variety of personal or other reasons beyond our control. Furthermore, the popularity and audience loyalty of our key on-air talent and program hosts is highly sensitive to rapidly changing public tastes. A loss of such popularity or audience loyalty is beyond our control and could limit our ability to generate revenues.

Our business, in particular book publishing and financial publications, is highly dependent on maintaining strong relationships with the authors and other creative talent who produce the products and services sold to our customers. Any overall weakening of these relationships, or the failure to develop successful new relationships, could have a material adverse impact on our business and financial performance.

RISKS AFFECTING REVENUE AND AUDIENCE GROWTH

We face significant competition, which we expect will continue to intensify, and we may not be able to maintain or improve our competitive position or market share.

We operate in a highly competitive broadcast and media business. We compete for advertisers and customers with other radio broadcasters, as well as with other media sources including broadcast and cable television, newspapers and magazines, national and local digital services, outdoor advertising, direct mail, online marketing and media companies, social media platforms, web-based blogs, podcasts, streaming services and mobile devices. We face intense competition from a wide range of competitors, including online marketing and media companies, integrated social media platforms and other specialist and enthusiast websites.

Our broadcast audience ratings and market shares are subject to change, and any change in a particular market could adversely affect the revenue of our stations located in that market. While we already compete with other stations with comparable programming formats in many of our markets, any one of our stations could suffer a reduction in ratings or revenue and could require increased promotion and other expenses, and, consequently, could experience reduced operating results, if:

•	another radio station in the market were to convert its programming format to a format similar to our station or launch aggressive promotional campaigns;

•	a new station were to adopt a competitive format;

•	there is a shift in population, demographics, audience tastes and listening preferences or other factors beyond our control;

•	an existing competitor were to strengthen its operations; or

•	any one or all of our stations were unable to maintain or increase advertising revenue or market share for any other reasons.

Salem Web Network competes for visitors and advertisers with other companies that deliver online audio programming and Christian and conservative Internet content as well as providers of general market Internet sites. Our book publishing business competes for readers with other book publishers, including those targeted specifically at Christian and conservative audiences. Our print magazines compete for readers and advertisers with other print publications including those that follow the Christian music industry and those that address themes of interest to church leadership and the Christian audience. Salem Author Services competes for authors with other self-publishers.

The level of competition that we face could make it more difficult for us to provide value to our consumers, our advertisers and our content creators. The perceived level of value could result in increased pricing pressure, reduced profit margins, increased sales and marketing expenses, decreased website traffic and failure to increase, or the loss of, market share, any of which would likely harm our business, revenue, financial condition and results of operations. We cannot assure you that we will be able to compete successfully against current or future competitors.

If we are unable to maintain or grow our advertising revenues, our business, financial condition and operating results may be adversely affected.

Our businesses are to varying degrees dependent upon advertising for their respective revenues. We compete for advertising revenue with other commercial broadcasters, including faith-based and general format radio stations, and other media outlets such as broadcast and cable television, newspapers, print magazines, direct mail, billboard and numerous forms of digital advertising. Due to this significant competition, we may not be able to maintain or increase our current advertising revenue, which could adversely affect our business, financial condition and results of operations.

Advertising spending tends to decline disproportionately during an economic recession or downturn as compared to other types of business spending. Consequently, a downturn in the United States economy generally has an adverse effect on our advertising revenue and, therefore, our results of operations. Even in the absence of a general recession or downturn in the economy, an individual business sector (such as the automotive industry) that tends to spend more on advertising than other sectors might be forced to reduce its advertising expenditures if that sector experiences a downturn. If that sector’s spending represents a significant portion of our advertising revenues, any reduction in its advertising expenditures may affect our ability to generate revenues. We cannot assure you that our advertising revenue will not be volatile in the future or that such volatility will not have adversely affect our business, financial condition or results of operations.

In addition, our operations and revenues also tend to be seasonal in nature, with generally lower revenue generated in the first quarter of the year and generally higher revenue generated in the second and fourth quarters of the year. This seasonality causes and will likely continue to cause a variation in our quarterly operating results. Such variations could have a material effect on the timing of our cash flows. In addition, our revenues tend to fluctuate between years, consistent with, among other things, increased advertising expenditures in even-numbered years by political candidates, political parties and special interest groups.

Our business generates revenue from the sale of advertising, and a reduction in spending by or loss of advertisers could harm our business.

We derive a substantial part of our total revenues from the sale of advertising. For the years ended December 31, 2021 and 2020, 29.2% and 30.7%, respectively, of our total broadcast revenue was generated from the sale of broadcast advertising. We are particularly dependent on revenue from our Los Angeles and Dallas markets, which generated 13.6% and 21.1% of the total broadcast advertising revenue for the year ended December 31, 2021, and 14.1% and 22.1% of the total broadcast advertising revenue for the year ended December 31, 2020. Because substantial portions of our revenue is derived from local advertisers in these key markets, our ability to generate revenue in those markets could be adversely affected by local or regional economic downturns.

Our advertising revenues in certain markets are ratings-sensitive and subject to decline based on ratings agency projections.

Nielsen, a commercial ratings service, uses its own technology to collect data for its ratings service. The Portable People Meter TM (“PPM”) is a small device that does not require active manipulation by the end user and is capable of automatically measuring radio, television, Internet, satellite radio and satellite television signals that are encoded for the service by the broadcaster. The PPM offers a number of advantages over the traditional diary ratings collection system including ease of use, more reliable ratings data and shorter time periods between when advertising runs and when audience listening or viewing habits can be reported. PPM data can fluctuate when changes are made to the “panel” (a group of individuals holding PPM devices) and in markets where we subscribe to Nielsen under the PPM, our ratings tend to fluctuate even when there are no significant programming or competitive changes in the market. As a result, all of our stations are susceptible to inconsistencies in ratings that may or may not accurately reflect the actual number of listeners at any given time, which, in turn, may adversely affect our advertising revenues in markets where such revenues are ratings-sensitive.

If we cannot attract the anticipated listener, programmer and advertiser base for our newly-acquired radio stations, we may not recoup associated operating costs or achieve profitability for these radio stations.

We frequently acquire radio stations that previously broadcasted in formats other than our primary formats. We continue to program some of these stations in non-primary formats and we re-program others to one of our primary formats. During, and for a period after, the conversion of a radio station’s format, the radio station typically generates operating losses. The magnitude and duration of these losses depend on a number of factors, including the promotional and marketing costs associated with attracting listeners and advertisers to our radio station’s new format and the success of these efforts. There is no guarantee that the operation of these newly-acquired stations or our operations in new formats will attract a sufficient listener and advertiser base. If we are not successful in attracting the listener and advertiser base we anticipate, we may not recoup associated operating costs or achieve profitability for these newly-acquired radio stations.

If we do not maintain or increase our block programming revenues, our business, financial condition and operating results may be adversely affected.

The financial success of each of our radio stations that feature Christian Teaching and Talk programming is significantly dependent upon our ability to generate revenue from the sale of block programming time to national and local religious and educational organizations. Block programming accounted for 38.4% of our net broadcast revenue for the year ended December 31, 2021 and 40.0% of our net broadcast revenue for the year ended December 31, 2020. We compete for this program revenue with a number of commercial and non-commercial radio stations. Due to the significant competition for this block programming, we may not be able to maintain or increase our current block programming revenue, in which case, our business, financial condition and results of operations may be adversely affected.

If we are unable to continue to drive and increase visitors to our owned and operated websites and to our customer websites and convert these visitors into repeat users and customers cost-effectively, our business, financial condition and results of operations could be adversely affected.

We attract traffic to our owned and operated websites by offering content that is highly specific and that we believe is relevant to our audiences. How successful we are in these efforts depends, in part, upon our continued ability to create and distribute high-quality, commercially valuable content in a cost-effective manner at scale that connects consumers with content that meets their specific interests and effectively enables them to share and interact with the content and supporting communities. We may not be able to create content in a cost-effective manner or that meets rapidly changing consumer demand in a timely manner, if at all. Any such failure to do so may adversely affect user and customer experiences and reduce traffic driven to our websites that could adversely affect our business, revenue, financial condition and results of operations.

Even if we are able to offer highly specific content to our audiences, changes in the methodologies used by search engines to display results could cause our websites to receive less favorable placements, which could reduce the number of unique visitors who link to our websites. Thus, even if we succeed in driving traffic to our owned and operated websites and to our customer websites, neither we nor our advertisers and customers may be able to monetize this traffic or otherwise retain consumers. Our failure to do so could result in decreases in customers and related advertising revenue, which could adversely affect our business, financial condition and results of operations.

The use of “third party cookies” may be rejected by audiences, be restricted, or be subject to unfavorable regulation, which could adversely affect our business, financial condition and results of operations.

Cookies are small text files that are used to gather data to support our products. Cookies are placed on an internet user’s computer and correspond to certain data sets on our servers. Cookies collect anonymous information, such as when an internet user views an ad, clicks on an ad, or visits one of our customers’ websites.

Cookies may be deleted or blocked by internet users. Commonly used internet browsers allow users to modify their browser settings to prevent first party or third party cookies from being accepted by their browsers. Internet users can also delete cookies and/or download “ad blocking” software that prevents cookies from being stored on a user’s computer. If more internet users adopt these settings or delete their cookies more frequently than they currently do, our business could be harmed. The Safari browser currently blocks third party cookies by default, and other browsers may do so in the future. Unless such default settings in browsers are altered by internet users, we will be able to set fewer of our cookies in browsers, which could adversely affect our business. There have also been announcements that prominent advertising platforms plan to replace cookies with alternative web tracking technologies. These alternative mechanisms have not been described in technical detail, and have not been announced with any specific stated time line. It is possible that these companies may rely on proprietary algorithms or statistical methods to track web users without the deployment of cookies, or may utilize log-in credentials entered by users into other web properties owned by these companies, such as their digital email services, to track web usage without deploying third party cookies. Alternatively, these companies may build alternative and potentially proprietary user tracking methods into their widely-used web browsers.

If and to the extent that cookies are blocked and/or replaced by proprietary alternatives, our continued use of cookies may face negative consumer sentiment, reduce our market share, or otherwise place us at a competitive disadvantage. If cookies are replaced, in whole or in part, by proprietary alternatives, we may be obliged to license proprietary tracking mechanisms and data from companies that have developed them, which also compete with us as advertising networks, and we may not be able to obtain these licenses on economically favorable terms. If these proprietary web-tracking standards are owned by companies that compete with us, they may be unwilling to make that technology available to us.

We may be unable to increase or maintain our digital advertising revenues, which could adversely affect our business, financial condition and results of operations.

We generate advertising revenue from the sale of digital display advertisements on our websites. Our ability to increase or maintain this advertising revenue is largely dependent upon the number of users actively visiting our websites. We also must increase user engagement with our advertisers in order to increase our advertising revenues. Additionally, digital advertising techniques are evolving, and if our technology and advertisement serving techniques do not evolve to meet the needs of advertisers, our advertising revenue could decline. Changes in our business model, advertising inventory or initiatives could also cause a decrease in our advertising revenue. Because digital media is a concentrated growth area for us, any decrease in revenues in these areas could adversely affect our business, financial condition and results of operations.

Digital advertisements are reportedly becoming a means to distribute viruses over the Internet. If this practice continues, it could result in consumers becoming less inclined to click through digital advertisements, which could adversely affect the demand for digital advertising. Additionally, we do not have long-term agreements with most of our digital advertisers. Any termination, change or decrease in our advertising relationships could adversely affect our revenues and profitability. If we do not maintain or increase our advertising revenues, our business, results of operations and financial condition could be adversely affected.

Wireless devices and mobile phones are used to access the Internet, and our online marketing services may not be as effective when accessed through these devices, which could harm our business, financial condition and results of operations.

The number of people who access the Internet through devices other than personal computers has increased substantially in the last several years. Our websites were originally designed for persons accessing the Internet on a desktop or laptop computer. The smaller screens, lower resolution graphics and less convenient typing capabilities of wireless devices and mobile phones may make it more difficult for visitors to respond to our offerings. In addition, the cost of mobile advertising is relatively high and may not be cost-effective for our services. We must also ensure that our licensing arrangements with third-party content providers allow us to make this content available on these devices. If we cannot effectively make our content, products and services available on these devices, fewer consumers may access and use our content, products and services. In addition, if our services continue to be less effective or less economically attractive for customers seeking to engage in advertising through these devices and this segment of Internet traffic grows at the expense of traditional computer Internet access, we will experience difficulty attracting website visitors and attracting and retaining customers and our business, financial condition and results of operations will be harmed.

Concentration of book publication sales may make it difficult for us to compete effectively in the publication market.

The sale of printed book publications is concentrated in national, regional, and online bookstore chains and online distributors, notably Amazon.com. These bookstore chains and online distributors account for a vast majority of book publishing revenues. Due to this concentration of book publication sales, it may be difficult for us to compete effectively in the market, which could adversely affect our publishing revenues and growth prospects of our publishing business.

Our financial results may suffer if we fail to successfully meet market needs with our publishing business or as costs to produce our publications increase.

The sale of books represents a substantial part of revenues for Regnery Publishing. If we are unable to successfully develop and execute promotional strategies for new books that respond to customer trends, including trends related to demand for eBooks, or other technological changes, Regnery Publishing and Salem as a whole may suffer accordingly.

Further, paper and postage prices are difficult to predict and control. Paper is a commodity and its price can be subject to significant volatility and inflation. All of our paper supply contracts currently provide for price adjustments based on prevailing market prices; however, we historically have been able to realize favorable paper pricing through volume discounts. We cannot predict with certainty the magnitude of future price changes for paper and postage. Further, we may not be able to pass such increases on to our customers.

Damage to our reputation could damage our businesses and our relationship with advertisers, block programmers and our audience.

Maintaining a positive reputation is critical to our ability to attract and maintain relationships with advertisers, block programmers and our audience. As a company that focuses on, among other things, Christian and family-themed content, in particular, damage to our reputation could therefore cause significant harm to our business and prospects. Harm to our reputation can arise from numerous sources, including, among others, employee misconduct, harm to the reputation of our national on-air hosts, litigation or regulatory action, failure to deliver minimum standards of service and quality, compliance failures and unethical behavior. Negative publicity regarding us, whether or not true, may also result in harm to our business prospects. Any damage to our reputation could harm our ability to attract and retain advertisers, customers and content creators, which could adversely affect our financial condition and results of operations.

RISKS RELATING TO LEGAL LIABILITIES

As a creator and a distributor of multimedia content, we face potential liability and expenses for legal claims based on the nature and content of the materials that we create and/or distribute, or that are accessible via our owned and operated websites and our network of customer websites. If we are required to pay damages or expenses in connection with these legal claims, our business, financial condition and results of operations may be harmed.

We rely on the work product of various content creators, both employees and non-employees, to produce original programs, articles and content for our radio programs, websites and print publications. We face potential liability based on a variety of theories, including defamation, negligence, unlawful practice of a licensed profession, copyright, trademark infringement, or other legal theories based on the nature, creation or distribution of this information, and under various laws, including the Lanham Act and the Copyright Act of 1976. We may also be exposed to similar liability in connection with content that we do not create but that is posted to our owned and operated websites and to our network of customer websites by users and other third parties through forums, comments, personas and other social media features. In addition, it is also possible that visitors to our owned and operated websites and to our network of customer websites could make claims against us for losses incurred in reliance upon information provided on our owned and operated websites or our network of customer websites. These claims, whether brought in the United States or abroad, could divert management time and attention away from our business and result in significant costs to investigate and defend, regardless of the merit of these claims. If we become subject to these or similar types of claims and are not successful in our defense, we may be forced to pay substantial damages. While we run our content through a rigorous quality control process, including an automated plagiarism program, there is no guarantee that we will avoid future liability and potential expenses for legal claims based on the content of the materials that we create or distribute. Should the content distributed through our owned and operated websites and our network of customer websites violate the intellectual property rights of others or otherwise give rise to claims against us, we could be subject to substantial liability, which could negatively impact our business, financial condition and results of operations.

RISKS RELATING TO TECHNOLOGICAL ADVANCES

We must respond to the rapid changes in technology, services and standards of our industry in order to remain competitive.

The media industry is subject to rapid technological change, evolving industry standards and the emergence of competition from new media technologies and services. We cannot assure you that we will have the resources to acquire new technologies or to introduce new services that could compete with these new technologies. Various new media technologies and services are currently being developed or introduced, including but not limited to:

•	Satellite-delivered digital audio radio service, which has resulted in the introduction of new subscriber-based satellite radio services with numerous niche formats;

•	Audio programming by cable systems, direct-broadcast satellite systems, personal communications systems, content available over the Internet and other digital audio broadcast formats;

•	In-band on-channel digital radio, which provides multi-channel, multi-format digital radio services in the same bandwidth currently occupied by traditional AM and FM radio services;

•	Low-power FM radio, which could result in additional FM radio broadcast outlets including additional low-power FM radio signals authorized in December 2010 under the Local Community Radio Act;

•	High Definition (“HD”) radio;

•	Internet radio and other audio content offerings such as Pandora and iHeart Radio;

•	eBook reader devices;

•	Tablets; and

•	Personal digital audio devices (e.g. audio via WiFi, mobile phones, WiMAX, etc.) or other emerging next-generation networks and technologies.

We currently program one channel on SiriusXM. We also offer podcasts and downloads of portions of our programming; however, we cannot assure you that this arrangement will be successful or enable us to adapt effectively to these new media technologies. We cannot predict the effect, if any, that competition arising from new technologies or regulatory change(s) may have on the media industry or on our financial condition and results of operations. We may make significant investments in new products and services that may not be profitable, or whose profitability may be significantly lower than we have experienced. Success and continued growth depends greatly on developing new products and the means to deliver them in an environment of rapid technological change.

We must respond to changes in consumer behavior as a result of new technologies in order to remain competitive.

Technology, particularly digital technology used in the entertainment industry, continues to evolve rapidly, leading to alternative methods for the delivery and storage of digital content. These technological advancements have driven changes in consumer behavior and have empowered consumers to seek more control over when, where and how they consume digital content. Content owners are increasingly delivering their content directly to consumers over the Internet, often without charge, and innovations in distribution platforms have enabled consumers to view such Internet-delivered content on televisions and portable devices. There is a risk that our responses to these changes and strategies to remain competitive, including distribution of our content on a “pay” basis, may not be adopted by consumers. In publishing, the trend toward digital media may drive down the price consumers are willing to spend on our products disproportionately to the costs associated with generating literary content. Our failure to protect and exploit the value of our content, while responding to and developing new technology and business models to take advantage of advancements in technology and the latest consumer preferences, could adversely affect our business, financial condition and results of operations.

RISKS RELATED TO INFORMATION TECHNOLOGY AND CYBERSECURITY

The interruption or failure of our information technology and communications systems, or those of third parties that we rely upon, may adversely affect our business, financial condition, and results of operations.

The availability of our products and services depends on the continuing operation of our information technology and communications systems. Any damage to or failure of our systems, or those of third parties that we rely upon (e.g. co-location providers for data servers, storage devices, and network access) could result in interruptions in our service, which could reduce our revenue and profits. Our systems are also vulnerable to damage or interruption from earthquakes, terrorist attacks, floods, fires, power loss, telecommunications failures, computer viruses or other attempts to harm our systems.

Furthermore, third-party service providers may experience an interruption in operations or cease operations for any reason. If we are unable to agree on satisfactory terms for continued data center hosting relationships, we would be forced to enter into a relationship with other service providers or assume hosting responsibilities ourselves. If we are forced to switch hosting facilities, we may not be successful in finding an alternative service provider on acceptable terms or in hosting the computer servers ourselves. We may also be limited in our remedies against these providers in the event of a failure of service. We also rely on third-party providers for components of our technology platform, such as hardware and software providers. A failure or limitation of service or available capacity by any of these third-party providers may adversely affect our business, financial condition and results of operations.

Our broadcasts often rely on content owned by third parties; obtaining such content could be costly and require us to enter into disadvantageous license or royalty arrangements.

We rely heavily upon content and software owned by third parties in order to provide programming for our broadcasts. The cost of obtaining all necessary licenses and permission to use this third-party content and software continues to increase. Although we attempt to avoid infringing known proprietary rights of third parties in our broadcasting efforts, we expect that we may be subject to legal proceedings and claims for alleged infringement from time to time in the ordinary course of business. Any claims relating to the infringement of third-party proprietary rights, even if not meritorious, could result in costly litigation, divert management’s attention and resources, or require us to enter into royalty or license agreements which are not advantageous to us. In addition, parties making claims may be able to obtain an injunction, which could prevent us from broadcasting all or certain portions of individual radio broadcasts containing content owned by third parties. We also rely on software that we license from third parties, including software that is integrated with internally developed software and used to perform key broadcasting and accounting functions. We could lose the right to use this software or it could be made available to us only on commercially unreasonable terms. Although we believe that alternative software is available from other third-party suppliers or internal developments, the loss of or inability to maintain any of these software licenses or the inability of the third parties to enhance in a timely and cost-effective manner their products in response to changing customer needs, industry standards or technological developments could result in limitations or delays in broadcasting or accounting for programming by us until equivalent software can be developed internally or identified, licensed and integrated, which would harm our business.

We may have difficulty scaling and adapting our existing technology and network infrastructure to accommodate increased traffic and technology advances or changing business requirements, which could lead to the loss of current and potential customers and advertisers, and cause us to incur expenses to make architectural changes.

To be successful, our network infrastructure has to perform well and be reliable. The greater the user traffic and the greater the complexity of our products and services, the more computing power we will need. In the future, we may spend substantial amounts to purchase or lease data centers and equipment, upgrade our technology and network infrastructure to handle increased traffic on our owned and operated websites and roll out new products and services. This expansion could be expensive and complex and could result in inefficiencies or operational failures. If we do not implement this expansion successfully, or if we experience inefficiencies and operational failures during its implementation, the quality of our products and services and our users’ experience could decline. This could damage our reputation and lead us to lose current and potential customers and advertisers. The costs associated with these adjustments to our architecture could harm our operating results. Cost increases, loss of traffic or failure to accommodate new technologies or changing business requirements could harm our business, financial condition and results of operations.

Cybersecurity and privacy breaches may hurt our business, damage our reputation, increase our costs, and cause losses.

We use technology in substantially all aspects of our business operations. Our information technology systems could be subject to invasion, cyber-attack, or data privacy breaches by employees, others with authorized access, and unauthorized persons. Such attacks could result in disruption to our operations, loss or disclosure of, or damage to, our or any of our customer’s or vendor’s data or confidential information. Security measures may also be breached due to employee error, malfeasance, or otherwise. Additionally, outside parties may attempt to fraudulently induce employees, customers or vendors to disclose sensitive information in order to gain access to our data and information technology systems. Any breach could result in significant legal and financial exposure, including damage to our reputation that may affect customer or investor confidence, loss of competitive advantage, a loss of confidence in the security of our information technology systems that could potentially impact our operations, lost revenues resulting from unauthorized use of proprietary information or the failure to retain or attract customers following an attack, and increased cybersecurity protection costs that may include organizational changes, deploying additional personnel and protection technologies, training employees, and engaging third party experts and consultants.

The use of credit card payment systems makes us more susceptible to a risk of loss in connection with these issues, particularly with respect to an external security breach of customer information that we or third parties (including those with whom we have strategic alliances) under arrangements with us control. Significant portions of our sales require the collection of certain customer data, such as credit card information. In order for our sales channel to function, we and other parties involved in processing customer transactions must be able to transmit confidential information, including credit card information, securely over public networks. In the event of a security breach, theft, leakage, accidental release or other illegal activity with respect to employees, customers, or vendors with whom we have strategic alliances or other company data, we could become subject to various claims, including those arising out of thefts and fraudulent transactions, and may also result in the suspension of credit card services. This could cause consumers to lose confidence in our security measures, harm our reputation as well as divert management attention and expose us to potentially unreserved claims and litigation. Any loss in connection with these types of claims could be substantial.

We have preventive systems and processes in place to protect against the risk of cyber incidents. However, the techniques used to obtain unauthorized access and to disable, degrade, or sabotage our information technology systems and websites change frequently and may be difficult to detect for long periods of time. There can be no assurance that we, or the security systems we implement, will protect against all of these rapidly changing techniques. We may be unable to anticipate these techniques or to implement adequate preventive measures. We may incur substantial costs to prevent cyber incidents.

Third parties that provide services for our operations could also be a source of security risk in the event of a failure of their own security systems and infrastructure. In addition, sophisticated hardware and operating system software and applications that are procured from third parties may contain defects in design or manufacture, including “bugs” and other problems that could unexpectedly interfere with the operation of our information technology systems.

Although we have developed systems and processes designed to protect information and prevent data loss and other security breaches, including systems and processes designed to reduce the impact of a security breach, such measures cannot provide absolute security. Breaches, whether successful or unsuccessful, could result in the incurrence of costs related to rebuilding internal systems, defending against litigation, responding to regulatory inquiries or actions, paying damages, and other remediation costs. Remediation costs may include liability for stolen assets or information and incentives to customers or business partners in an effort to maintain the business relationships after an attack.

On August 7, 2020, we detected a ransomware attack impacting certain of our operational and information technology systems. We promptly launched an investigation, notified law enforcement and engaged the services of specialized incident response professionals. We have recovered our business systems and critical operational data. Based on our investigation, we believe the incident has not had a material impact on our business, operations or financial condition. We believe that our cyber insurance coverage is commensurate with our size and the nature of our operations.

Global privacy legislation, enforcement, and policy activity are rapidly expanding and creating a complex compliance environment. Our failure to comply with federal, state, or international privacy related or data protection laws and regulations could result in proceedings against us by governmental entities or others. Further, the regulatory environment surrounding information security and privacy has been increasingly demanding in recent years, and we may see the imposition of new and additional requirements by states and the federal government as well as foreign jurisdictions in which we do business. Compliance with these requirements may result in cost increases due to necessary systems changes and the development of new processes to meet these requirements. Although we have insurance coverage protecting against cybersecurity risks, it may not be sufficient to cover all possible claims and losses that could have a material adverse effect on our business. Additionally, the nature and extent any future cybersecurity claims may increase our insurance premiums, which could also adversely affect our business.

RISKS RELATED TO ACQUISITIONS AND CAPITAL INVESTMENTS

If we are unable to execute our acquisition strategy or integrate the operations and management of acquired businesses successfully, our business may not continue to grow.

Acquisitions may have a substantial impact on our revenues, costs, cash flows, and financial position. We spent $4.7 million and $0.4 million on business and asset acquisitions during the years ended December 31, 2021 and 2020, respectively. Acquisitions involve risks and uncertainties, including difficulties in integrating acquired operations and in realizing expected opportunities; diversions of management resources and loss of key employees; challenges with respect to operating new businesses; debt incurred in financing such acquisitions; and other unanticipated problems and liabilities. There can be no assurance that we will be able to successfully integrate the operations or management of acquired radio stations and businesses and realize anticipated revenue synergies, or the operations or management of stations and businesses that may be acquired in the future.

We intend to continue to selectively acquire radio stations, FM translators, digital media entities and publishing businesses. With respect to the acquisition of radio stations, our acquisition strategy has been, and will continue to focus primarily on, the acquisition of stations in the top fifty (50) markets. However, we may not be able to identify and consummate future acquisitions successfully, and stations that we do acquire may not increase our station operating income or yield other anticipated benefits. With respect to our acquisition strategy of digital and publishing businesses, we may not be able to identify and consummate the acquisition of future businesses successfully. Continued acquisitions will require us to manage a larger and likely more geographically diverse region of radio stations, digital portfolios and publishing portfolios than historically has been the case. Our inability to integrate and manage newly-acquired radio stations, digital businesses or publishing entities successfully could adversely affect our business and operating results.

If we are unable to implement our market cluster strategy, we may not realize anticipated operating efficiencies.

As part of our operating strategy, we attempt to realize efficiencies in operating costs and cross-selling of advertising by clustering the operations of two or more radio stations in a single market. However, there can be no assurance that this operating strategy will be successful. Furthermore, we cannot make any assurance that the clustering of radio stations in one market will not result in downward pressure on advertising rates at one or more of the existing or new radio stations within the cluster. Furthermore, there can be no assurance that any of our stations will be able to maintain or increase its current listening audiences and operating revenue in circumstances where we implement our clustering strategy.

Additionally, FCC rules and policies allow a broadcaster to own a number of radio stations in a given market and permit, within limits, joint arrangements with other stations in a market relating to programming, advertising sales and station operations. We believe that radio stations that elect to take advantage of these clustering opportunities may have lower operating costs and may be able to offer advertisers more attractive rates and services. The future development of our business in new markets, as well as the maintenance of our business growth in those markets in which we do not currently have radio station clusters, may be negatively impacted by competitors who are taking or may take advantage of these clustering opportunities by operating multiple radio stations within markets.

We base capital allocation decisions primarily on our analysis of the predicted internal rate of return. If the estimates and assumptions we use in calculating the internal rate of return are inaccurate, our capital may be inefficiently allocated. If we fail to appropriately allocate our capital, our growth rate and financial results may be adversely affected.

We continually seek opportunities for growth by increasing the strength and number of our broadcast signals, increasing the number of page views on our web platform and increasing the subscriber base of our publications. In order to realize these growth opportunities, we must rely on continued technical improvements to expand our broadcasting, digital and publication footprint. When deciding which opportunities to pursue, we must predict the internal rate of return associated with each project. Our calculations are based on certain estimates and assumptions that may not be realized. Accordingly, the calculation of internal rate of return may not be reflective of our actual returns, and our capital may be inefficiently allocated. If we fail to allocate our capital appropriately, our growth rate and financial results could be adversely affected.

RISKS ASSOCIATED WITH REGULATIONS

If we fail to maintain our broadcast licenses with the FCC, we would be prevented from operating affected radio stations.

We operate each of our radio stations pursuant to one or more FCC broadcast licenses, generally of eight years’ duration. As each license expires, we apply for renewal of the license. However, we cannot be sure that any of our licenses will be renewed, and renewal is subject to challenge by third parties or to denial by the FCC. In evaluating a broadcast license renewal application, the FCC must grant the renewal if: (1) the station has served the public interest, convenience and necessity; (2) there have been no serious violations of the Communications Act or the FCC’s rules; and (3) there have been no other violations which, taken together, constitute a pattern of abuse. If, however, the station fails to meet these standards, the FCC may deny the application, after notice and an opportunity for a hearing, or grant the application on terms and conditions that are appropriate, including renewal for less than the maximum term otherwise allowed. The failure to renew any of our licenses would prevent us from operating the affected station and generating revenue from it. If the FCC decides to include conditions or qualifications in any of our licenses, we may be limited in the manner in which we may operate the affected station.

The restrictions on ownership of multiple radio stations in each market may prevent us from implementing our broadcasting market cluster strategy.

Our ability to acquire, operate and integrate radio stations in markets in which we already have existing stations is limited by antitrust laws, the Communications Act, FCC regulations and other applicable laws and regulations. Changes to any of these laws or regulations may affect our ability to acquire additional stations in radio markets where we already own one or more radio station(s). For example, the newspaper/broadcast cross-ownership rule prohibits an individual or entity from having an attributable interest in either a radio or television station and a daily newspaper located in the same market, subject to certain exceptions and with waivers available in particular cases. The radio/television cross-ownership rule limits common ownership of television stations and same market radio stations. In general, an individual or entity may hold attributable interests in one television station and up to seven same-market radio stations (or two television stations and up to six same-market radio stations), depending on the number of independently owned radio, television and other specified media “voices” in the market.

Review of Media Ownership Rules: The FCC is required by statute to review all of its broadcast ownership rules on a quadrennial basis (i.e., every four years) and to repeal or modify any of its rules that are no longer “necessary in the public interest.” Despite several such reviews and appellate remands, the FCC’s rules limiting the number of radio stations that may be commonly owned in a local market have remained largely intact since their initial adoption following the 1996 Act. The FCC’s previous ownership reviews have been subject to litigation.

In November 2019, the United States Court of Appeals for the Third Circuit issued a decision that resulted in reinstatement of the cross-ownership rules, which the FCC had previously eliminated. The Supreme Court of the United States granted petitions for certiorari seeking review of the Third Circuit decision and heard argument on January 19, 2021. On April 1, 2021, the Supreme Court of the United States ruled that the FCC could relax rules limiting the number of newspapers, radio stations and television stations that a single entity may own in a given market, and the FCC subsequently lifted its cross-ownership prohibitions. The FCC initiated its 2018 quadrennial review in December 2018 and that proceeding remains pending. Among other things, the FCC is seeking comment on all aspects of the local radio ownership rule’s implementation and whether the current version of the rule remains necessary in the public interest. We cannot predict the impact that the modifications of the ownership rules will have on our business.

Government regulation of the broadcasting industry by the FTC, DOJ and FCC may limit our ability to acquire or dispose of radio stations and enter into certain agreements.

The Communications Act and FCC rules and policies require prior FCC approval for transfers of control of, and assignments of, FCC broadcast licenses. The FTC and the DOJ evaluate transactions to determine whether those transactions should be challenged under federal antitrust laws. As we have gained a presence in a greater number of markets and percentage of the top 50 markets, our future proposed transactions may be subject to more frequent and aggressive review by the FTC and/or the DOJ due to market concentration concerns. This increased level of review may be accentuated in instances where we propose to engage in a transaction with parties who themselves have multiple stations in the relevant market. The FCC might not approve a proposed radio station acquisition or disposition when the DOJ has expressed market concentration concerns with respect to the buy or sell side of a given transaction, even if the proposed transaction would otherwise comply with the FCC’s numerical limits on in-market ownership. We cannot be sure that the DOJ or the FTC will not seek to prohibit or require the restructuring of our future acquisitions or dispositions on these or other bases.

If a complaint is filed against us or other FCC licensees involved in a transaction with us, or an objection to the transaction itself, the FCC could delay the grant of, or refuse to grant, its consent to an assignment or transfer of control of licenses and effectively prohibit a proposed acquisition or disposition.

As noted in the immediately preceding risk factor, the FCC’s local radio multiple ownership rules limit the maximum number of stations we may own or operate in a market. This may limit our ability to make future radio station acquisitions in certain markets. Additionally, this may limit our ability, in certain markets, to enter into agreements whereby we provide programming to or sell advertising on radio stations that we do not own. It could also limit our ability to sell stations to other entities that already own stations in some markets.

Proposed legislation requires radio broadcasters to pay higher royalties to record labels and recording artists.

Legislation has been previously introduced in Congress that would require radio broadcasters to pay a royalty to record labels and performing artists for use of their recorded songs. Currently, we pay royalties to song composers and publishers through Broadcast Music, Inc., the American Society of Composers, Authors and Publishers, Global Music Rights, SESAC, Inc. and Sound Exchange. The proposed legislation would add an additional layer of royalties to be paid directly to the record labels and artists. It is currently unknown what proposed legislation, if any, will become law, whether industry groups will enter into an agreement with respect to fees, and what significance this royalty would have on our results from operations, cash flows or financial position.

Changes in regulations or user concerns regarding privacy and protection of user data, or any failure to comply with such laws, could diminish the value of our services and cause us to lose customers and revenue.

When a user visits our websites or certain pages of our customers’ websites, we use technologies, including “cookies,” to collect information related to the user, such as the user’s Internet Protocol, or IP, address, demographic information, and history of the user’s interactions with advertisements previously delivered by us. The information that we collect about users helps us deliver appropriate content and targeted advertising to the users. A variety of federal, state and international laws and regulations govern the collection, use, retention, sharing and security of data that we receive from and about our users. The existing privacy-related laws and regulations are evolving and subject to potentially differing interpretations. We post privacy policies on all of our owned and operated websites that set forth our policies and practices related to the collection and use of customer data. Any failure, or perceived failure, by us to comply with our posted privacy policies or with industry standards or laws or regulations could result in a loss of customer confidence in us, or result in actions against us by governmental entities or others, all of which could potentially cause us to lose customers and revenues.

In addition, various federal, state and foreign legislative and regulatory bodies may expand current or enact new laws regarding privacy matters. New laws may be enacted, or existing laws may be amended or re-interpreted, in a manner that limits our ability to analyze user data. If our access to user data is limited through legislation or any industry development, we may be unable to provide effective technologies and services to customers and we may lose customers and revenue.

Certain U.S. and foreign laws could subject us to claims or otherwise harm our business.

We are subject to a variety of laws in the U.S. and abroad that may subject us to claims or other remedies. Our failure to comply with applicable laws may subject us to additional liabilities, which could adversely affect our business, financial condition and results of operations. In addition to laws and regulations that are described elsewhere in the risk factors, laws and regulations that are particularly relevant to our business address (a) privacy; (b) freedom of expression; (c) information security; (d) content and distribution of content, including liability for user reliance on such content; intellectual property rights, including secondary liability for infringement by others; (f) domain name registration; and (g) online advertising and marketing, including email marketing and unsolicited commercial email.

Many applicable laws were adopted prior to the advent of the Internet and do not contemplate or address the unique issues of the Internet. Moreover, the applicability and scope of the laws that do address the Internet remain uncertain. For example, the laws relating to the liability of providers of online services are evolving. Claims have been either threatened or filed against us under both U.S. and foreign laws for defamation, copyright infringement and trademark infringement. In the future, claims may also be alleged against us based on tort claims and other theories based on our content, products and services or content generated by our users.

Government regulation of the Internet is evolving, and unfavorable developments could adversely affect our operating results.

We are subject to general business regulations and laws, as well as regulations and laws specific to the Internet. Such laws and regulations cover taxation, user privacy, data collection and protection, copyrights, electronic contracts, sales procedures, automatic subscription renewals, credit card processing procedures, customer protections, broadband Internet access and content restrictions. We cannot guarantee that we have been or will be fully compliant in every jurisdiction, as it is not entirely clear how existing laws and regulations governing issues such as privacy, taxation and consumer protection apply to the Internet. Moreover, as Internet commerce continues to evolve, increasing regulation by federal, state and foreign agencies becomes more likely. The adoption of any laws or regulations that adversely affect the popularity or growth in use of the Internet, including laws limiting Internet neutrality, could decrease listener demand for our service offerings and increase our cost of doing business. Future regulations, or changes in laws and regulations or their existing interpretations or applications, could also hinder our operational flexibility, raise compliance costs and result in additional historical or future liabilities for us, adversely impacting our business and our operating results.

We may be adversely affected by statutes dealing with indecency.

The Broadcast Decency Enforcement Act of 2005 enhances the FCC’s enforcement of its rules concerning the broadcast of obscene, indecent, or profane material became law in 2006. This legislation increased the FCC’s authority in this area to impose substantially higher monetary forfeiture penalties, up to $445,445 per violation and a total of $4,111,796 for any one incident. While we do not anticipate these increased penalties to impact us as significantly as some of our competitors given the nature of our programming, we could face increased costs in the form of fines as a result of this legislation.

We may be subject to fines and other penalties related to violations of FCC indecency rules and other FCC rules and policies, the enforcement of which has increased in recent years, and complaints related to such violations may delay our renewal applications with the FCC.

We provide live news reporting that is controlled by our on-air news talent. Although our on-air talent have been professional and careful in what they say, there is always the possibility that information may be reported that is inaccurate or even in violation of certain indecency rules promulgated by the FCC.

Environmental, health, safety and land use laws and regulations may limit or restrict some of our operations.

We must comply with various federal, state and local environmental, health, safety and land use laws and regulations that have a tendency to affect broadcast facilities differently than other uses. We are subject to such laws and regulations relating to the use, storage, disposal, emission and release of hazardous and non-hazardous substances and employee health and safety, as well as zoning restrictions that may affect, among other things, the ability for us to improve or relocate our radio broadcasting facilities. Historically, we have not incurred significant expenditures to comply with these laws; however, existing laws, and those that may be applied in the future, or a finding of a violation of these laws or liability, could require us to make significant expenditures and otherwise limit or restrict some of our operations.

RISKS ASSOCIATED WITH OUR SUBSTANTIAL INDEBTEDNESS AND OTHER CREDIT RISKS

We have substantial debt and have the ability to incur additional debt. The principal and interest payment obligations of such debt may restrict our future operations and impair our ability to meet our obligations under such debt.

At June 30, 2022, we and our subsidiary guarantors had approximately $159.4 million aggregate principal amount of outstanding indebtedness, all of which is senior debt comprised of an aggregate principal amount of $44.7 million outstanding on our 6.75% Senior Secured Notes (“2024 Notes”), $114.7 million on our 7.125%

Senior Secured Notes (together with the 2024 Notes, the “Notes”) and $10,000 on our Asset Based Revolving Credit Facility (“ABL Facility”) effectively ranking senior to the Notes to the extent of the ABL Priority Collateral securing this debt. In addition, the terms of our ABL Facility and the Indentures governing the Notes permit us to incur additional indebtedness, including up to approximately $24.0 million that would be available under the ABL Facility, subject to our ability to meet certain borrowing conditions.

Our substantial debt may have important consequences. For instance, it could:

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require us to dedicate a substantial portion of any cash flow from operations to the payment of interest and principal due under our debt, which will reduce funds available for other business purposes, including capital expenditures, acquisitions and payment of dividends;

•	place us at a competitive disadvantage compared with some of our competitors that may have less debt and better access to capital resources; and

•	limit our ability to obtain additional financing required to fund working capital and capital expenditures and for other general corporate purposes.

Our ability to satisfy our obligations and to reduce our total debt depends on our future operating performance and on economic, financial, competitive and other factors, many of which are beyond our control. Our business may not generate sufficient cash flow, and future financings may not be available to provide sufficient net proceeds, to meet these obligations or to successfully execute our business or acquisition strategies.

Capital requirements necessary to implement acquisitions could pose risks.

We face competition from other companies for acquisition opportunities. If the prices sought by sellers of these companies were to rise, we may find fewer acceptable acquisition opportunities. In addition, the purchase price of possible acquisitions could require additional debt or equity financing on our part. Since the terms and availability of this financing depend to a large degree upon general economic conditions and third parties over which we have no control, we can give no assurance that we will obtain the needed financing or that we will obtain financing on attractive terms. In addition, our ability to obtain financing depends on a number of other factors, many of which are also beyond our control, such as interest rates and national and local business conditions. If the cost of obtaining needed financing is too high or the terms of the financing are otherwise unacceptable in relation to the acquisition opportunity we are presented with, we may decide to forego that opportunity. Additional indebtedness could increase our leverage and make us more vulnerable to economic downturns and may limit our ability to withstand competitive pressures.

If we are not able to obtain financing or generate sufficient cash flows from operations, we may be unable to fund future acquisitions.

We may require significant financing to fund our acquisition strategy, which may not be available to us. The availability of funds under the ABL Facility at any time will depend upon, among other factors, our ability to satisfy financial covenants and borrowing base requirements. Our future operating performance will be subject to financial, economic, business, competitive, regulatory and other factors, many of which are beyond our control. Accordingly, we cannot make any assurances that our future cash flows or borrowing capacity will be sufficient to allow us to complete future acquisitions or implement our business plan, which could negatively impact our business and results of operations.

The agreements governing our various debt obligations impose restrictions on our business and could adversely affect our ability to undertake certain corporate actions.

The agreements governing our debt obligations, including the Indentures governing the Notes and the agreements governing the ABL Facility, include covenants imposing significant restrictions on our business. These restrictions may affect our ability to operate our business and may limit our ability to take advantage of potential business opportunities as they arise. These covenants place restrictions on our ability to, among other things:

•	incur additional debt;

•	declare or pay dividends, redeem stock or make other equity distributions to stockholders;

•	make investments;

•	create liens or use assets as security in other transactions;

•	merge or consolidate, or sell, transfer, lease or dispose of all or substantially all of our assets;

•	engage in transactions with affiliates; and

•	sell or transfer assets.

The ABL Facility also requires us to comply with a number of financial ratios, borrowing base requirements and covenants and restricts our ability to make certain capital expenditures.

Our ability to comply with these covenants may be affected by events beyond our control, including prevailing economic, financial and industry conditions. These covenants could adversely affect our business by limiting our ability to take advantage of financing, merger and acquisition or other corporate opportunities. The breach of any of these covenants or restrictions could result in a default under the Indentures governing the Notes or the ABL Facility. An event of default under any of our debt agreements could permit some of our lenders, including the lenders under the ABL Facility, to declare all amounts borrowed from them to be immediately due and payable, together with accrued and unpaid interest, which could, in turn, trigger defaults under other debt obligations and the commitments of the lenders to make further extensions of credit under the ABL Facility could be terminated. If we were unable to repay debt to our lenders, or are otherwise in default under any provision governing our secured debt obligations, our secured lenders could proceed against us and our subsidiary guarantors and against the collateral securing that debt. In addition, acceleration of our other indebtedness may cause us to be unable to make interest payments on the Notes and repay the principal amount of or repurchase the Notes or may cause or subsidiary guarantors to be unable to make payments under the guarantees.

To service our indebtedness, we will require a significant amount of cash. However, our ability to generate cash depends on many factors beyond our control.

Our business may not generate sufficient cash flow from operations, and we may not have available to us future borrowings in an amount sufficient to enable us to pay our indebtedness or to fund our other liquidity needs. In these circumstances, we may need to refinance all or a portion of our indebtedness on or before maturity. We may not be able to refinance any of our indebtedness, including the ABL Facility and the Notes, on commercially reasonable terms, or at all. Without this financing, we could be forced to sell assets or secure additional financing to make up for any shortfall in our payment obligations under unfavorable circumstances. However, we may not be able to secure additional financing on terms favorable to us or at all and, in addition, the terms of the ABL Facility and the Indentures governing the Notes limit our ability to sell assets and also restrict the use of proceeds from such a sale. In addition, we may not be able to sell assets quickly enough or for sufficient amounts to enable us to meet our obligations.

GENERAL RISK FACTORS

The effects of the COVID-19 global pandemic on our operations and the operations of our customers, have had, and may continue to have, a material adverse effect on our business, financial condition, results of operations, or cash flows.

In March 2020, the World Health Organization declared the outbreak of COVID-19 a global pandemic. The responses by federal, state and local governments to restrict public gatherings and travel rapidly grew to include stay-at-home orders, school closures and mandatory restrictions on non-essential businesses and services that has adversely affected workforces, certain economies, and financial markets resulting in a significant economic downturn. While certain of these measures have been relaxed or reversed to varying degrees throughout the world, the possibility of reinstatement of these or similar measures adds an additional layer of uncertainty.

The COVID-19 pandemic has had, and will continue to have, a widespread and broad reaching effect on the economy and has had adverse impacts on national and local businesses that we currently rely on with respect to our operations, which has resulted and could continue to result in a decrease in advertising spend and/or heighten the risk with respect to the collectability of our accounts receivable. We experienced declining revenue from advertising, programming, events and book sales. Several advertisers reduced or ceased advertising spend due to the outbreak and stay-at-home orders that effectively shut many businesses down. This was particularly true within our broadcast segment, which derives substantial revenue from local advertisers who have been particularly hard hit due to social distancing and government interventions.

The extent to which our results continue to be affected by COVID-19 will largely depend on future developments, which cannot be accurately predicted and are uncertain, including, but not limited to, the duration, scope and severity of the COVID-19 pandemic, any additional resurgences or COVID-19 variants; the public’s perception of the safety of the vaccines and their willingness to take the vaccines; the effect of the COVID-19 pandemic on our customers and the ability of our clients to meet their payment terms; and the pace of recovery from the pandemic.

The requirements of being a public company may strain our resources and divert management’s attention.

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the listing requirements of the NASDAQ Global Market, and other applicable securities rules and regulations. Compliance with these rules and regulations results in a higher level of legal and financial compliance costs. Compliance can divert the time and attention of management from revenue-generating activities. Moreover, because these laws, regulations and standards are subject to varying interpretations, their application in practice may evolve over time as new guidance becomes available. This evolution may result in continuing uncertainty regarding compliance matters and additional costs necessitated by ongoing revisions to our disclosure and governance practices. If we fail to address and comply with these regulations and any subsequent changes, our business and operating results may be harmed.

In addition, complying with public disclosure rules makes our business more visible, which we believe may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business and operating results could be harmed, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert the resources of our management and harm our business and operating results.

We could face liability for the information we publish in our financial newsletters, including information based on data we obtain from other parties.

We may be subject to claims for securities law violations, defamation (including libel and slander), negligence, or other claims relating to the information we publish in our financial newsletters. While we strive to minimize such risks, it is possible that we could be subject to investigations and potential enforcement actions by the SEC or civil liability for securities fraud to subscribers who invest on the basis of information provided in our financial newsletters and related materials or by the independent financial commentators who provide newsletter content. For example, subscribers may take legal action against us if they rely on published information or market analysis that contains an error or on market strategies that do not perform as described. Additionally, a company may claim that we have made a defamatory statement about it, its employees or its financial position. The authors of our newsletters also rely on a variety of outside parties as sources for some of the information we use in our published data. These sources include securities exchanges, fund companies, hedge funds, transfer agents, and other data providers. Accordingly, in addition to possible exposure for publishing incorrect information that results directly from our own errors, we could face liability based on inaccurate data provided to us by others or based upon the actions of the authors. Defending civil claims or being subject to SEC investigations or enforcement actions based on the information we publish in our financial newsletters could be expensive and time-consuming and could adversely impact our business, operating results, and financial condition.

Our business is subject to the risks of earthquakes, fires, floods, climate change and other natural catastrophic events and to interruption by man-made problems such as computer viruses or terrorism.

Our systems and operations are vulnerable to damage or interruption from earthquakes, fires, floods, power losses, telecommunications failures, terrorist attacks, acts of war, human errors, break-ins or similar events. A significant natural disaster, such as an earthquake, fire or flood, could adversely affect our business, financial condition and results of operations. Our insurance coverage may be insufficient to compensate us for losses that may occur. We perform certain corporate administrative functions in Southern California, a region known for seismic activity. In addition, acts of terrorism could also cause disruptions in our business or the economy as a whole. We rely heavily on servers, computers, communications systems and the Internet to conduct our business and provide high quality service to our listeners. Our servers may be vulnerable to cybersecurity risks such as computer viruses and break-ins. Disruptions in these services could negatively impact our ability to run our business, result in the loss of existing or potential listeners, the loss of existing or potential advertisers and increase maintenance costs, each of which could adversely affect our business, financial condition and results of operations. To date, we have not experienced significant disruptions in running our business due to catastrophic events, climate change, earthquakes, computer viruses or terrorism.

Our operations in the United States are and may continue to be exposed to inflation risk, which could adversely affect our results of operations.

We have experienced, and continue to experience, varying levels of inflation resulting in part from various supply chain disruptions, increased labor costs, disruptions caused by the COVID-19 pandemic and general economic conditions. Further, national spot advertising is down as many national advertisers are being cautious with their ad spending due to concerns about inflation and the state of the economy. We use a variety of strategies to seek to offset the cost of inflation. However, the exact effects of inflation cannot be reasonably determined. Our inability or failure to offset the cost of inflation could harm our business, results of operations and financial conditions.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact contained in this prospectus and the documents incorporated by reference herein are forward-looking statements, and the words “believes,” “anticipates,” “estimates,” “expects,” “intends,” “will,” “may,” “intends,” “could,” “would,” “should” “seeks” “predicts,” or “plans” and similar expressions and variations thereof are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the section entitled “Risk Factors” set forth above. New risk factors and uncertainties may emerge from time to time, and it is not possible for our management to predict all risks and uncertainties.

You should not place undue reliance on these forward-looking statements, which are based on our management’s current expectations, beliefs and assumptions. Except as required by law, we undertake no obligation to update or revise any of these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in such forward-looking statements, even if new information becomes available in the future.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement. We will not receive any of the proceeds from the sale of Class A common stock being offered by any of the selling stockholders.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is a summary and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our amended and restated certificate of incorporation, as amended, which has been publicly filed with the SEC. See “Where You Can Find More Information.”

In this section entitled “Description of Capital Stock,” references to “we,” “our” and “us” refer to Salem Media Group, Inc. and not to any subsidiaries, unless the context requires otherwise.

As of the date of this prospectus, our authorized capital stock consists of:

•	80,000,000 shares of Class A common stock, $0.01 par value;

•	20,000,000 shares of Class B common stock, $0.01 par value; and

•	10,000,000 shares of preferred stock, $0.01 par value.

Common Stock

As of September 1, 2022, we had 21,663,091 shares of Class A common stock outstanding, held of record by approximately 49 stockholders, and 5,553,696 shares of Class B common stock outstanding, held of record by Edward G. Atsinger III, Stuart W. Epperson and Nancy A. Epperson.

•	Voting. Holders of Class A common stock are entitled to one vote for each share held of record, and holders of Class B common stock are entitled to 10 votes for each share held of record, except that:

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in the case of a proposed acquisition of the stock or assets of another company where any director, officer, holder of 10% or more of any class of voting stock of the Company, or any of their affiliates, has a direct or indirect interest in the company, the assets to be acquired or in the consideration to be paid in the transaction, holders of both Class A and Class B common stock are entitled to one vote for each share held of record; and

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in the case of a proposed going private transaction involving the Company or Edward G. Atsinger III, Stuart W. Epperson or Nancy A. Epperson, or any of their affiliates, holders of both Class A and Class B common stock are entitled to one vote for each share held of record.

The Class A and Class B common stock vote together as a single class on all matters submitted to a vote of stockholders, including the election of directors, except as required by law and except as follows. The holders of Class A common stock vote as a separate class for two independent directors, in addition to voting together with holders of Class B common stock as a single class for the remaining directors. Shares of common stock do not have cumulative voting rights with respect to the election of directors.

As of September 1, 2022, Edward G. Atsinger III, Stuart W. Epperson, Nancy A. Epperson, Edward C. Atsinger, and Stuart W. Epperson Jr., controlled approximately 83.1% in aggregate of the voting power of our capital stock, which means that they have the ability to control fundamental corporate transactions requiring stockholder approval, including but not limited to, the election of all of our directors (other than the two independent directors for whom the holders of Class A common stock have a separate class vote), approval of merger transactions involving the Company and the sale of all or substantially all of our assets.

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Dividends. Holders of Class A and Class B common stock are entitled to receive ratably, as may be declared by the board of directors from time to time out of funds of the Company legally available therefor, such dividends, whether in cash, stock or otherwise, subject to any dividend preferences that may be attributable to preferred stock that may be authorized. In the case of stock dividends, only shares of Class A common stock will be distributed with respect to the Class A common stock and only shares of Class B common stock will be distributed with respect to Class B common stock.

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Conversions. The shares of Class A common stock are not convertible into any other series or class of securities. Subject any necessary approvals of the Federal Communications Commission, each share of Class B common stock, however, is freely convertible into one share of Class A common stock at the option of the holder of Class B common stock. Shares of Class B common stock may not be transferred to third parties. Except for transfers to certain family members and for estate planning purposes, any such attempt to transfer Class B common stock will result in the automatic conversion of such shares into shares of Class A common stock.

•	Adjustments for Stock Splits and Stock Dividends. The Class A and Class B common stock will be treated identically in respect of any subdivisions or combinations, including stock splits.

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Liquidation. Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of Class A and Class B common stock are entitled to share ratably in all assets available for distribution after payment in full of creditors and holders of the preferred stock, if any.

Preferred Stock

As of September 1, 2022, there were no shares of our preferred stock outstanding.

Our board of directors, without further action by our stockholders, is authorized to issue an aggregate of 10,000,000 shares of preferred stock. Our board of directors may, without stockholder approval, issue preferred stock in one or more series with dividend rates, redemption prices, designations, rights, preferences, conversion rights, voting rights and any other special rights. Information regarding any such shares of preferred stock to be sold by the Company will be set forth in one or more prospectus supplements.

Each prospectus supplement relating to the sale of preferred stock will describe:

•	the series of preferred stock;

•	the price per share at which the preferred stock will be sold;

•	if applicable, the voting rights of the preferred stock;

•	if applicable, the dividend rate per share of the preferred stock;

•	if applicable, the redemption price per share of the preferred stock;

•	if applicable, the liquidation preference of the preferred stock upon liquidation or dissolution;

•	if applicable, the conversion features of the preferred stock;

•	if applicable, any provisions for adjustment of the number or amount of shares of Class A common stock or other securities receivable upon conversion of the preferred stock; and

•	any other material terms of the preferred stock.

Anti-Takeover Effects of Our Certificate of Incorporation and Bylaws and the Delaware Anti-Takeover Statute

Amended and Restated Certificate of Incorporation and Third Amended and Restated Bylaws

Our amended and restated certificate of incorporation, as amended, and our third amended and restated bylaws, as applicable, among other things:

•	provide that special meetings of the stockholders may be called at any time by the board of directors, the chairman of the board or the chief executive officer;

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establish procedures with respect to stockholder nominations and other business to be brought before the annual meeting of stockholders, including requiring that advance written notice of such stockholder nominations and other business must be delivered to our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the previous year’s annual meeting of stockholders; provided, however, that in the event the date of the annual meeting of stockholders is more than 30 days before or more than 60 days after such anniversary date, then notice by the stockholder must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made;

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do not include a provision for cumulative voting in the election of directors. Under cumulative voting, a minority stockholder holding a sufficient number of shares may be able to ensure the election of one or more directors. The absence of cumulative voting may have the effect of limiting the ability of minority stockholders to effect changes in the board of directors and, as a result, may have the effect of deterring a hostile takeover or delaying or preventing changes in control or management of our company;

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provide that vacancies on our board of directors may be filled by a majority of directors in office, even if less than a quorum, or by a sole remaining director; provided, that whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the certificate of incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected;

•	provide that no action may be taken by our stockholders by written consent; and

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allow us to issue without stockholder approval up to 10,000,000 shares of undesignated preferred stock with rights senior to those of the Class A and Class B common stock and that otherwise could adversely affect the rights and powers, including voting rights, of the holders of Class A and Class B common stock. In some circumstances, this issuance could have the effect of decreasing the market price of the Class A common stock as well as having the anti-takeover effect discussed above.

Delaware Anti-Takeover Statute

We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, Section 203 prohibits certain publicly-held Delaware corporations from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date such stockholder became an interested stockholder unless:

•	before such date, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not for determining the outstanding voting stock owned by the interested stockholder, (i) shares owned by persons who are directors and also officers, and (ii) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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on or after such date, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66-2/3% of the outstanding voting stock which is not owned by the interested stockholder.

In general, Section 203 defines a business combination to include (i) any merger or consolidation involving the corporation and the interested stockholder, (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the assets of the corporation involving the interested stockholder, (iii) subject to certain exceptions, any transaction which results in the issuance or transfer by the corporation or by any majority-owned subsidiary of the corporation of any stock of the corporation to the interested stockholder, (iv) any transaction involving the corporation or any majority-owned subsidiary of the corporation which has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder, or (v) the receipt by the interested stockholder of the benefit of any loss, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with affiliates and associates, beneficially owns, or within three years prior to the determination of interested stockholder status, did own, 15% or more of a corporation’s outstanding voting stock.

Foreign Ownership Restrictions

Our amended and restated certificate of incorporation, as amended, includes provisions designed to ensure that control and management of the Company remains with citizens of the United States and/or corporations formed under the laws of the United States or any of the states of the United States, as required by the Communications Act of 1934, as amended, or the Communications Act.

These provisions include restrictions on transfers to and holdings of our capital stock by an “Alien.” For the purposes of these restrictions, an Alien is (i) a person who is a citizen of a country other than the United States; (ii) any entity organized under the laws of a government other than the government of the United States or any state, territory, or possession of the United States; (iii) a government other than the government of the United States or of any state, territory, or possession of the United States; or (iv) a representative of, or an individual or entity controlled by, any of the foregoing.

Specifically, our foreign ownership restrictions provide that:

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we will not issue to an Alien any shares of our capital stock if such issuance would result in the total number of shares of such capital stock held or voted by Aliens (or for or by the account of Aliens) to exceed 25% of (i) the total number of all shares of such capital stock outstanding at any time and from time to time or (ii) the total voting power of all shares of such capital stock outstanding and entitled to vote at any time and from time to time. We will not permit the transfer on our books of any capital stock to any Alien that would result in the total number of shares of such capital stock held or voted by Aliens (or for or by the account of Aliens) exceeding such 25% limits.

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no Alien or Aliens, individually or collectively, are entitled to vote or direct or control the vote of more than 25% of (i) the total number of all shares of our capital stock outstanding at any time and from time to time or (ii) the total voting power of all shares of our capital stock outstanding and entitled to vote at any time and from time to time. The issuance or transfer of our capital stock in violation of this provision is prohibited.

Our board of directors has all powers necessary to implement these provisions of our amended and restated certificate of incorporation, as amended, and to ensure compliance with the alien ownership restrictions, or the Alien Ownership Restrictions, of the Communications Act, including, without limitation, the power to prohibit the transfer of any shares of our capital stock to any Alien and to take or cause to be taken such action as we deem appropriate to implement such prohibition, including placing a legend regarding restrictions on foreign ownership of our capital stock on certificates representing such capital stock.

In addition, any shares of our capital stock that our board of directors determines are owned beneficially by an Alien or Aliens will always remain subject to redemption by us by action of our board of directors or any other applicable provision of law, to the extent necessary, in the judgment of our board of directors, to comply with the Alien Ownership Restrictions. The terms and conditions of such redemption are as follows:

•

the redemption price will be equal to the lower of (i) the fair market value of the shares to be redeemed, as determined by our board of directors in good faith, and (ii) such Alien’s purchase price for such shares;

•	the redemption price may be paid in cash, securities or any combination thereof;

•	if less than all the shares held by Aliens are to be redeemed, the shares to be redeemed will be selected in any manner determined by our board of directors to be fair and equitable;

•

at least 10 days’ prior written notice of the redemption date will be given to the holders of record of the shares selected to be redeemed (unless waived in writing by any such holder), provided that the redemption date may be the date on which written notice is given to holders if the cash or securities necessary to effect the redemption have been deposited in trust for the benefit of such holders and are subject to immediate withdrawal by them upon surrender of the stock certificates for their shares to be redeemed, duly endorsed in blank or accompanied by duly executed proper instruments of transfer;

•

from and after the redemption date, the shares to be redeemed will cease to be regarded as outstanding and any and all rights of the holders in respect of the shares to be redeemed or attaching to such shares of whatever nature (including without limitation any rights to vote or participate in dividends declared on capital stock of the same class or series as such shares) will cease and terminate, and the holders thereof thereafter will be entitled only to receive the cash or securities payable upon redemption; and

•	such other terms and conditions as our board of directors determines.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, Inc.

DESCRIPTION OF DEPOSITARY SHARES

General

We may, at our option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. If we elect to offer fractional shares of preferred stock, we will issue receipts for depositary shares, called depositary receipts, each of which will represent a fraction of a share of a particular series of preferred stock, as described in the applicable prospectus supplement. Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share. Those rights may include dividend, voting, redemption, conversion and liquidation rights.

The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

The summary of the terms of the depositary shares contained in this prospectus does not purport to be a complete description of the terms of the depositary shares and is subject to, and qualified in its entirety by, the provisions of the deposit agreement, our amended and restated certificate of incorporation and the certificate of designation for the applicable series of preferred stock that are, or will be, filed with the SEC.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions, if any, received in respect of the preferred stock underlying the depositary shares to the record holders of depositary shares in proportion to the number of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for the underlying preferred stock.

In the event of a distribution other than in cash, the depositary will distribute property (including securities) received by it to the record holders of depositary shares entitled thereto, as nearly as may be practicable, to the number of depositary shares owned by such holders on the relevant record date, unless the depositary determines (after consultation with us) that it is not feasible to make such distribution, in which case the depositary may (with our approval) adopt any other method for such distribution as it deems equitable and appropriate, including the sale of such property (at such place or places and upon such terms as it may deem equitable and appropriate) and distribution of the net proceeds from such sale to such holders.

Liquidation Preference

If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of the voluntary or involuntary liquidation, dissolution or winding up of the Company, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

Withdrawal of Preferred Stock

Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the principal office of the depositary and payment of any unpaid amount due the depositary, the holder of the depositary shares will be entitled to delivery of the number of whole shares of the preferred stock and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional shares of preferred stock upon surrender of depositary receipts. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the deposit agreement or receive depositary receipts evidencing depositary shares therefor.

Redemption of Depositary Shares

Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed, so long as we have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accumulated and unpaid dividends on the preferred stock to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. If less than all of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by any other equitable method as may be determined by the depositary.

After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the series of preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the applicable series of depositary receipts relating to that preferred stock. The record date for the depositary receipts relating to the preferred stock will be the same date as the record date for the preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by the depositary shares in accordance with those instructions, and we will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any shares of preferred stock except to the extent it receives specific instructions from the holders of depositary shares representing that number of shares of preferred stock.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and such other charges (including those in connection with the receipt and distribution of dividends, the sale or exercise of rights, the withdrawal of the preferred stock and the transferring, splitting or grouping of depositary receipts) as are expressly provided in the deposit agreement for their accounts. If these charges have not been paid by the holders of depositary receipts, the depositary may refuse to transfer depositary shares, withhold dividends and distributions and sell the depositary shares evidenced by the depositary receipt.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by the holders of a majority of the outstanding depositary shares. The deposit agreement may be terminated by the depositary or us only if:

•	all outstanding depositary shares have been redeemed; or

•	there has been a final distribution of the preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon our appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having the requisite combined capital and surplus as set forth in the applicable agreement.

Notices

The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from us, that are delivered to the depositary and that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.

Limitation of Liability

Neither the depositary nor we will be liable if either the depositary is or we are prevented or delayed by law or any circumstance beyond its or our control in performing our respective obligations under the deposit agreement. Our obligations and those of the depositary will be limited to performance in good faith of our and their respective duties thereunder. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

The following description summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus and is qualified in its entirety by reference to the applicable indenture and its associated documents, including the form of note. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in the applicable prospectus supplement. If so described in a prospectus supplement, the terms of that series of debt securities may differ from the general description of terms presented below and the form of indenture filed as an exhibit to the registration statement of which this prospectus forms a part.

In this section entitled “Description of Debt Securities and Guarantees,” references to the “Company,” “we,” “our” and “us” refer to Salem Media Group, Inc. and not to any subsidiaries, unless the context requires otherwise.

General

The indenture does not limit the aggregate principal amount of debt securities that may be issued thereunder. The debt securities may be issued from time to time in one or more series.

We will describe in the applicable prospectus supplement the terms relating to a series of debt securities, including:

•	the title;

•	the principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;

•	any limit on the amount that may be used;

•	whether or not we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;

•	the maturity date(s);

•	the principal amount due at maturity, and whether the debt securities will be issued with any original issue discount;

•

whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a U.S. person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•

the interest rate(s), which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the place where payments will be payable;

•	restrictions on transfer, sale or other assignment, if any;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•

the date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;

•	provisions for a sinking fund, purchase or other analogous fund, if any;

•

the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

•	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

•	whether the indenture will contain any additional covenants, or eliminate or change any existing covenants, that apply to the debt securities;

•	a discussion of any material U.S. federal income tax considerations applicable to the debt securities;

•	information describing any book-entry features;

•	the procedures for any auction and remarketing, if any;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof;

•	if other than U.S. dollars, the currency in which the series of debt securities will be denominated;

•	the identity of any guarantors and the terms of the guarantees; and

•

any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants, including restrictive covenants, provided with respect to the debt securities, and any terms which may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Conversion or Exchange Rights

We will describe in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our Class A common stock or other securities, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our securities that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.

Certain Covenants

The indenture may include covenants of ours or any of our subsidiaries, as the case may be. These covenants may impose limitations on our indebtedness, limitations on liens, limitations on the issuance of preferred stock of certain of our subsidiaries, limitations on certain distributions and limitations on transactions with our affiliates, or other limitations. Any such covenants applicable to a series of debt securities will be described in the applicable prospectus supplement.

Consolidation, Merger or Sale

The indenture in the form initially filed as an exhibit to the registration statement of which this prospectus is a part does not contain any covenant that restricts our ability or that of our subsidiaries to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of ours or their assets, as applicable. However, any successor of the entity or acquiror of the assets must assume all of our obligations or those of any of our subsidiaries, as applicable, under the indenture and the debt securities.

If the debt securities are convertible into other securities of ours or any of our subsidiaries, as applicable, the person with whom the entity consolidates or merges or to whom the entity sells all of its property must make provisions for the conversion of the debt securities into securities similar to the securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Guarantees

We have no independent assets or operations. To the extent provided in the applicable prospectus supplement, the debt securities offered and sold pursuant to this registration statement may be guaranteed by certain subsidiaries of ours. These guarantees will be full and unconditional and joint and several obligations of the guarantors. If a series of debt securities is so guaranteed, an indenture, or a supplemental indenture thereto, will be executed by the guarantor. The obligations of each guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law. The terms of the guarantee will be set forth in the applicable prospectus supplement.

Structural Subordination

We conduct some of our operations through our subsidiaries. As a result, we depend on the earnings of our subsidiaries to generate some of the funds necessary to meet our financial obligations, including the debt securities. These subsidiaries are separate and distinct legal entities and have no obligation whatsoever to pay any amounts due on our financial obligations, except to the extent that they have agreed to guarantee the obligations or to make funds available to us. The subsidiaries’ ability to make payments or advances to us will depend on their operating results and will be subject to applicable laws and contractual restrictions. Holders of our debt securities will have a position junior to the prior claims of creditors of our subsidiaries, including trade creditors, debt holders, secured creditors, taxing authorities and guarantee holders, and any preferred stockholders, except to the extent that we may be a creditor with recognized and unsubordinated claims against our subsidiaries. In addition, our subsidiaries may be prohibited or limited from time to time, under the terms of the instruments governing their indebtedness, from paying dividends or otherwise making payments or advances or transferring assets to us. If specified in the prospectus supplement, the guarantees will be general obligations of our subsidiaries that execute subsidiary guarantees. Unless otherwise specified in the prospectus supplement, such subsidiary guarantees will be unsecured obligations.

Events of Default Under the Indenture

Unless otherwise specified in the applicable prospectus supplement, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

•	default in the payment of principal of, or premium, if any, on any debt security when it is due and payable at maturity, upon acceleration, redemption or otherwise;

•	default in the payment of interest on any debt security when it is due and payable, and such default continues for a period of 30 days;

•

default in the performance or breach of the covenants contained in the indenture or under the debt securities, and such default or breach continues for a period of 90 consecutive days after written notice by the trustee or the holders of 25% or more in aggregate principal amount of the debt securities of the applicable series;

•	if specified events of bankruptcy, insolvency or reorganization occur; and

•	if certain other specified events occur, as described in the applicable prospectus supplement.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the penultimate bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by the holders, may, and the trustee at the request of the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series will, declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately. Upon a declaration of acceleration, the principal of, premium, if any, and accrued interest will be immediately due and payable. If an event of default specified in the penultimate bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each series of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if:

•

we have paid or deposited with the trustee a sum sufficient to pay all matured installments of interest upon all the debt securities of that series and the principal of and premium, if any, on any and all debt securities of that series that shall have become due otherwise than by acceleration (with interest upon such principal and premium, if any, and, to the extent that the payment is enforceable under applicable law, upon overdue installments of interest, at the rate per annum expressed in the debt securities of that series to the date of the payment or deposit) and the amount payable to the trustee under the indenture; and

•	all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except that defaults or events of default regarding payment of principal, premium, if any, or interest, require the consent of each holder affected by the waiver; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

The holders of at least a majority in principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee. However, the trustee may refuse to follow any direction that conflicts with law or the applicable indenture or that the trustee determines in good faith may, subject to the trustee’s duties under the Trust Indenture Act of 1939, involve the trustee in personal liability or may be unduly prejudicial to the rights of holders not joining in the giving of the direction, and the trustee may take any other action it deems proper that is not inconsistent with direction received from holders of the applicable series of debt securities. A holder may not pursue any remedy with respect to the indenture or the debt securities unless:

•	the holder gives the trustee written notice of a continuing event of default;

•	the holders of at least 25% in aggregate principal amount of outstanding debt securities of the applicable series make a written request to the trustee to pursue the remedy;

•	the holder or holders offer the trustee indemnity reasonably satisfactory to the trustee against any costs, losses, liability or expense;

•	the trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

•

during the 60-day period, the holders of a majority in aggregate principal amount of the outstanding debt securities of the applicable series do not give the trustee a direction that is inconsistent with the request.

However, these limitations do not apply to the right of any holder of a debt security to receive payment of the principal of, premium, if any, or interest on, the debt security or to bring suit for the enforcement of any such payment on or after the due date expressed in the debt security, which right shall not be impaired or affected without the consent of the holder.

We will periodically file statements with the trustee regarding our compliance with the covenants in the indenture.

Modifications of Indenture; Waiver

Subject to certain limited exceptions, modifications, waivers and amendments of the indenture, the debt securities and the debt security guarantees may be made with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series that is affected (including consents obtained in connection with a tender offer or exchange offer for the debt securities) and any past default or compliance with any provisions may also be waived with the consent of the holders of a majority in principal amount of the outstanding debt securities of each series that is affected; provided that no modification, waiver or amendment may, without the consent of each holder affected thereby:

•	change the stated maturity of the principal of, or any installment of interest on, any debt security;

•	reduce the principal amount of, or premium, if any, or rate of interest on, any debt security;

•	change the currency of payment of principal of, or premium, if any, or interest on, any debt security;

•	impair the right to institute suit for the enforcement of any payment on or after the stated maturity (or, in the case of a redemption, on or after the redemption date) of any debt security;

•

reduce the percentage or aggregate principal amount of outstanding debt securities the consent of whose holders is necessary to modify or amend the indenture or to waive compliance with certain provisions of the indenture or certain defaults;

•

waive a default in the payment of principal of, premium, if any, or interest on the debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from acceleration); or

•	voluntarily release a guarantor of the debt securities other than in accordance with the indenture.

Modifications, waivers and amendments of the indenture, the debt securities and the debt security guarantees may, without notice to or the consent of any holder, be made:

•	to cure any ambiguity, defect, omission or inconsistency in the indenture or the debt securities as evidenced by an Officers’ Certificate;

•

to provide for the assumption of our or a guarantor’s obligations to holders of the debt securities and the debt securities guarantees in the case of a merger or consolidation or sale of all or substantially all of our or the guarantor’s assets to comply with the provisions under the caption “—Consolidation, Merger or Sale”;

•	to comply with any requirements of the SEC in connection with the qualification of the indenture under the Trust Indenture Act of 1939;

•	to evidence and provide for the acceptance of an appointment by a successor trustee;

•

to provide for uncertificated debt securities in addition to or in place of certificated debt securities; provided that the uncertificated debt securities are issued in registered form for purposes of Section 163(f) of the Internal Revenue Code of 1986, as amended;

•

to provide for any guarantee of the debt securities, to secure the debt securities or to confirm and evidence the release, termination or discharge of any guarantee of or lien securing the debt securities when the release, termination or discharge is permitted by the indenture;

•	to add to our covenants or the covenants of any guarantor for the benefit of the holders of the debt securities or to surrender any right or power conferred upon us or any guarantor;

•	to provide for the issuance of additional debt securities in accordance with the terms of the indenture;

•	to make any change that would provide any additional rights or benefits to the holders of the debt securities or that does not adversely affect the legal rights under the indenture of any holder;

•

to conform the indenture, the debt securities and any debt security guarantees to any provision of this “Description of Debt Securities and Guarantees” section or any subsequent description of debt securities or guarantees contained in any prospectus supplement to the extent that such provision in this “Description of Debt Securities and Guarantees” section or any subsequent description of debt securities or guarantees contained in any prospectus supplement is intended to be a verbatim recitation of a provision of the indenture, the debt securities or the debt security guarantees, as applicable as evidenced by an Officers’ Certificate;

•

to make any amendment to the provisions of the indenture relating to the transfer and legending of debt securities; provided, however, that (a) compliance with the indenture as so amended would not result in debt securities being transferred in violation of the Securities Act or any other applicable securities law and (b) the amendment does not materially and adversely affect the rights of holders to transfer debt securities; or

•	to make certain other modifications, waivers or amendments as described in the applicable prospectus supplement.

Defeasance and Discharge; Legal Defeasance and Covenant Defeasance

Each indenture will be discharged and will cease to be of further effect as to all debt securities issued thereunder, when:

1. either:

A. all debt securities that have been authenticated, except lost, stolen or destroyed debt securities that have been replaced or paid and debt securities for whose payment money has been deposited in trust and thereafter repaid to us, have been delivered to the trustee for cancellation; or

B. all debt securities that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and we or any guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable government securities, or a combination thereof, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the debt securities not delivered to the trustee for cancellation for principal of, premium on, if any, interest on, the debt securities to the date of maturity or redemption;

2. in respect of clause (1)(B) of this paragraph, no event of default has occurred and is continuing on the date of the deposit (other than an event of default resulting from the borrowing of funds to be applied to the deposit and any similar deposit relating to other indebtedness and, in each case, the granting of certain liens to secure such borrowings);

3. we or any guarantor has paid or caused to be paid all sums payable by us or it under the indenture; and

4. we have delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the debt securities at maturity or on the redemption date, as the case may be.

We may, at our option at any time, elect to have all of our obligations discharged with respect to the outstanding debt securities of any series and all obligations of any guarantors discharged with respect to their guarantees of that series, or Legal Defeasance, except for:

•

the rights of holders of outstanding debt securities of the applicable series to receive payments in respect of the principal of, premium on, if any, interest on, the debt securities when the payments are due from the trust referred to below;

•

our obligations with respect to the debt securities of the applicable series concerning issuing temporary debt securities, registering the transfer and exchange of debt securities, replacing mutilated, destroyed, lost or stolen debt securities and maintaining an office or agency for presentation of debt securities for registration of transfer and exchange or payment and service of notices upon us in respect of the debt securities and the indenture;

•	the rights, powers, trusts, duties and immunities of the trustee under the applicable indenture, and our and any guarantor’s obligations in connection therewith; and

•	the Legal Defeasance and Covenant Defeasance (as defined below) provisions of the applicable indenture.

In addition, we may, at our option and at any time, elect to have our obligations and the obligations of any guarantors released with respect to certain covenants to be described in the applicable indenture, or Covenant Defeasance, and thereafter any omission to comply with those covenants will not constitute a default or event of default with respect to the debt securities of the applicable series.

In order to exercise either Legal Defeasance or Covenant Defeasance:

•

we must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the debt securities of the applicable series, cash in U.S. dollars, non-callable government securities, or a combination thereof, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, premium on, if any, and interest on, the outstanding debt securities of the applicable series on the stated date for payment thereof or on the applicable redemption date, as the case may be, and we must specify whether the debt securities are being defeased to the stated date for payment or to a particular redemption date;

•

in the case of Legal Defeasance, we must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) we have received from, or there has been published by, the Internal Revenue Service, or the IRS, a ruling or (b) since the date of the applicable indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon the opinion of counsel will confirm that, the holders of the outstanding debt securities of the applicable series will not recognize income, gain or loss for federal income tax purposes as a result of the Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Legal Defeasance had not occurred;

•

in the case of Covenant Defeasance, we must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of the outstanding debt securities of the applicable series will not recognize income, gain or loss for federal income tax purposes as a result of the Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Covenant Defeasance had not occurred;

•

no default or event of default has occurred and is continuing on the date of the deposit (other than a default or event of default resulting from the borrowing of funds to be applied to the deposit (and any similar concurrent deposit relating to other indebtedness), and the granting of liens to secure the borrowings);

•

the Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the applicable indenture and the agreements governing any other indebtedness being defeased, discharged or replaced) to which we or any guarantor is a party or by which we or any guarantor is bound; and

•

we must deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in minimum denominations of $2,000 and any integral multiples of $1,000 in excess of $2,000. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with a depositary named by us and identified in a prospectus supplement with respect to that series.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, the holder will be required to pay any related taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities.

If we elect to redeem the debt securities of any series, we will not be required to:

•

issue, register the transfer of, or exchange any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under the indenture, undertakes to perform only those duties as are specifically set forth in the indenture. Upon an event of default under the indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that it might incur.

The indenture and provisions of the Trust Indenture Act of 1939 contain limitations on the rights of the trustee, should it become a creditor of us or any guarantor, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise.

The trustee may hold debt securities and is permitted to engage in other transactions with us and any of our subsidiaries or affiliates; provided that if it acquires any conflicting interest, it must eliminate the conflict or resign.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of, and any premium and interest on, the debt securities of a particular series at the office of the paying agents designated by us, except that, unless we otherwise indicate in the applicable prospectus supplement, we may make payments of principal or interest by check, which we will mail to the holder or by wire transfer to certain holders. The trustee will initially act as paying agent and registrar. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series.

Subject to applicable escheatment laws, any money deposited with the trustee or any paying agent, or then held by us, in trust for the payment of the principal of, premium on, if any, or interest on any debt security and remaining unclaimed for two years after the principal, premium, if any, or interest, has become due and payable shall be paid to us on our request or (if then held by us) will be discharged from the trust; and the holder of such debt security will thereafter be permitted to look only to us for payment thereof and all liability of the Trustee shall cease.

Governing Law

The indenture, the debt securities and any guarantees thereunder will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of Class A common stock, preferred stock, debt securities or other securities, or units of two or more of these types of securities. Warrants may be issued independently or together with Class A common stock, preferred stock or debt securities and may be attached to or separate from these securities. Each series of warrants will be issued under a separate warrant agreement.

The summary of the terms of the warrants contained in this prospectus does not purport to be a complete description of the terms of the warrants and is subject to, and qualified in its entirety by, the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. A prospectus supplement will be issued with regard to each issue or series of warrants.

Warrants to Purchase Class A Common Stock, Preferred Stock and Other Securities

Each prospectus supplement for warrants to purchase Class A common stock, preferred stock and other securities will describe:

•	the title of the warrants;

•	the securities for which the warrants are exercisable;

•	the price or prices at which the warrants will be issued;

•	if applicable, the number of the warrants issued with each share of Class A common stock, preferred stock or other securities or that of another issuer;

•

any provisions for adjustment of the number or amount of shares of Class A common stock, preferred stock or other securities or that of another issuer receivable upon exercise of the warrants or the exercise price of the warrants;

•	if applicable, the date on and after which the warrants and related Class A common stock, preferred stock or other securities or that of another issuer will be separately transferable;

•	if applicable, a discussion of material federal income tax considerations; and

•	any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrants to Purchase Debt Securities

Each prospectus supplement for warrants to purchase debt securities will describe:

•	the title of the debt warrants;

•	the aggregate number of the debt warrants;

•	the price or prices at which the debt warrants will be issued;

•

the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants, and the procedures and conditions relating to the exercise of the debt warrants;

•	if applicable, the number of the warrants issued with each share of Class A common stock, preferred stock or other securities or that of another issuer;

•	if applicable, the date on and after which the debt warrants and the related securities will be separately transferable;

•	the principal amount of and exercise price for debt securities that may be purchased upon exercise of each debt warrant;

•	the maximum or minimum number of the debt warrants which may be exercised at any time;

•	if applicable, a discussion of any material federal income tax considerations; and

•	any other material terms of the debt warrants and terms, procedures and limitations relating to the exercise of the debt warrants.

Certificates for warrants to purchase debt securities will be exchangeable for new debt warrant certificates of different denominations. Warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase shares of Class A common stock or preferred stock, the principal amount of debt securities or amounts of other securities at the exercise price as shall in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement relating to the warrants. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the shares of Class A common stock or preferred stock, debt securities, or other securities to be purchased upon such exercise. If less than all of the warrants represented by a warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Prior to the exercise of any warrants to purchase shares of Class A common stock, preferred stock or debt securities, holders of the warrants will not have any of the rights of holders of Class A common stock, preferred stock or debt securities purchasable upon exercise, including:

•

in the case of warrants for the purchase of Class A common stock or preferred stock, the right to vote or to receive any payments of dividends on the Class A common stock or preferred stock purchasable upon exercise; or

•

in the case of warrants for the purchase of debt securities, the right to receive payments of principal of, or any premium or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to holders, a specific or variable number of our shares of Class A common stock or preferred stock, depositary shares, debt securities or warrants, or debt obligations of an entity unaffiliated with us, or any combination of the above, at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or variable number of our shares of Class A common stock or preferred stock, depositary shares, debt securities, warrants or other property, or any combination of the above. The price of the securities or other property subject to the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula described in the purchase contracts. We may issue purchase contracts separately or as a part of units, each consisting of a purchase contract and one or more of our other securities described in this prospectus or debt obligations of third parties, including U.S. Treasury securities, securing the holder’s obligations under the purchase contract. The purchase contracts may require us to make periodic payments to holders or vice versa and the payments may be unsecured or pre-funded on some basis. The purchase contracts may require holders to secure the holder’s obligations in a manner specified in the applicable prospectus supplement.

The applicable prospectus supplement will describe the terms of any purchase contracts in respect of which this prospectus is being delivered, including, to the extent applicable, the following:

•

whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the purchase contracts are to be prepaid;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

•	any applicable U.S. federal income tax considerations; and

•	whether the purchase contracts will be issued in fully registered or global form.

To the extent any purchase contract relates to third party debt obligations, we will comply with the registration and disclosure requirements of the Securities Act and any other applicable rules and regulations and will include disclosure as necessary in the applicable prospectus supplement or other offering materials, including, as necessary, any required financial statement and non-financial statement disclosure about the issuer of the third party debt obligations.

The preceding description sets forth certain general terms and provisions of the purchase contracts to which any prospectus supplement may relate. The particular terms of the purchase contracts to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the purchase contracts so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the purchase contracts described in a prospectus supplement differ from any of the terms described above, then the terms described above will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable purchase contract for additional information before you decide whether to purchase any of our purchase contracts.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in one or more series and in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	the price or prices at which the units will be issued;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	any other terms of the units and their constituent securities.

SELLING STOCKHOLDERS

This prospectus also relates to the possible resale from time to time by certain of our stockholders, who we refer to in this prospectus as the “selling stockholders,” of up to 1,000,000 shares of our Class A common stock that were issued and outstanding prior to the original date of filing of the registration statement of which this prospectus forms a part. Edward G. Atsinger III currently serves as Executive Chairman of our Board, and Stuart W. Epperson is a former director. The following table sets forth, as of September 1, 2022, the number of shares of Class A and Class B common stock that each selling stockholder beneficially owns. The term “selling stockholders,” as used in this prospectus, includes the holder listed below and his transferees, pledgees, donees, heirs or other successors receiving shares from the holder listed below after the date of this prospectus. The selling stockholders may sell, transfer or otherwise dispose of some or all of their shares of the Class A common stock owned by such stockholder in transactions exempt from the registration requirements of the Securities Act.

Name of Beneficial Owner(1)		Number of Shares of Class A Being Registered	Class A Common Stock Beneficial Ownership		Class B Common Stock Beneficial Ownership		Percent of Vote of All Classes of Common Stock	Beneficial Ownership if all Class A Shares Being Registered Are Sold		Percent of Vote of all Classes of Common Stock
	Positions		Number of Shares	%Vote(2) (Class A)	Number of Shares	%Vote(2) (Class B)	%Vote(2) (All)	Number of Shares	%Vote(2) (Class A)	%Vote(2) (All)
Stuart W. Epperson	Former Director	500,000	3,448,390(3)	15.84%	2,776,848(4)	50.00%	40.38%	2,948,390	13.54%	39.73%
Edward G. Atsinger III	Executive Chairman of the Board	500,000	5,393,696(5)	24.71%	2,776,838(5)	50.00%	42.87%	4,896,696	22.42%	42.22%

(1)

Except as otherwise indicated, the address for each person is c/o Salem Media Group, Inc., 6400 North Belt Line Road, Irving, Texas 75063. Calculated pursuant to Rule 13d-3(d) under the Exchange Act, shares of Class A common stock not outstanding that are subject to options exercisable by the holder thereof within 60 days of September 1, 2022, are deemed outstanding for the purposes of calculating the number and percentage ownership by such stockholder, but not deemed outstanding for the purpose of calculating the percentage owned by each other stockholder listed. Unless otherwise noted, all shares listed as beneficially owned by a stockholder are actually outstanding.

(2)

Percentage voting power is based upon 21,663,091 shares of Class A common stock and 5,553,696 shares of Class B common stock, all of which were outstanding as of September 1, 2022, plus shares of Class A common stock that are subject to options exercisable by holders within 60 days of September 1, 2022 and the general voting power of one (1) vote for each share of Class A common stock and ten (10) votes for each share of Class B common stock.

(3)

Includes 1,145,720 shares of Class A common stock held by trusts of which Mr. and Mrs. Epperson are trustees and shares held directly by Mr. and Mrs. Epperson. As husband and wife, Mr. and Mrs. Epperson are each deemed to be the beneficial owner of shares held by the other and share voting and dispositive power; therefore, their combined beneficial ownership is shown in the table. Includes 112,500 shares of Class A common stock subject to options that are exercisable within 60 days of September 1, 2022.

(4)	These shares of Class B common stock are held directly by Mr. Epperson.
(5)

These shares of Class A and Class B common stock are held by trusts of which Mr. Atsinger is trustee. Includes 162,500 shares of Class A common stock subject to options that are exercisable within 60 days of September 1, 2022.

PLAN OF DISTRIBUTION

We or the selling stockholders may sell the securities offered by this prospectus in any one or more of the following ways from time to time:

•	on the NASDAQ Global Market (including through at the market offerings);

•	in the over-the-counter market;

•	in privately negotiated transactions;

•	through broker/dealers, who may act as agents or principals;

•	through one or more underwriters on a firm commitment or best-efforts basis;

•	in a block trade in which a broker/dealer will attempt to sell a block of securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through put or call option transactions relating to the securities;

•	directly to purchasers, including through a specific bidding, auction or other process;

•	through agents;

•	through a combination of any of the above methods of sale; or

•	by any other method permitted pursuant to applicable law.

The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on the NASDAQ Global Market or any other organized market where the shares may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or the selling stockholders, or from the purchasers of the securities. Selling stockholders, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts.

Agents may from time to time solicit offers to purchase the securities. If required, any agent involved in the offer or sale of the securities will be named, and any compensation payable to the agent will be described, in the applicable prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer. The prospectus and prospectus supplement will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we, the selling stockholders or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, the name of the dealer and the terms of the transactions will be set forth in the prospectus supplement.

We may directly solicit offers to purchase the securities and we or the selling stockholders may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us or the selling stockholders to indemnification by us or the selling stockholders against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us or the selling stockholders to payments they may be required to make in respect of such liabilities. The prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

We will not receive any of the proceeds from the sale by the selling stockholders of the shares of Class A common stock. If shares of Class A common stock are sold through underwriters or broker-dealers, the selling stockholder will be responsible for underwriting discounts or commissions or agent’s commissions. In addition to the above-mentioned methods of sale, the selling stockholders may also resell all or a portion of their securities in reliance upon Rule 144 under the Securities Act, as permitted by that rule, or Section 4(a)(1) under the Securities Act, if available, rather than under this prospectus or an applicable prospectus supplement, provided that the selling stockholders meet the criteria and conform to the requirements of those provisions.

In connection with sales of the shares of Class A common stock or otherwise, certain selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of Class A common stock in the course of hedging in positions they assume. Certain selling stockholders may also sell shares of Class A common stock short and if the short sale shall take place after the date that the registration statement of which this prospectus is a part is declared effective by the SEC, those selling stockholders may deliver shares of Class A common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with those short sales. Certain selling stockholders may also loan or pledge shares of Class A common stock to broker-dealers that in turn may sell the shares, to the extent permitted by applicable law. Certain selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities that require the delivery to the broker-dealer or other financial institution of shares offered by this prospectus, which shares the broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect the transaction). Notwithstanding the foregoing, the selling stockholders have been advised that they may not use shares registered on the registration statement of which this prospectus forms a part to cover short sales of our Class A common stock made prior to the date of the registration statement, of which this prospectus forms a part, has been declared effective by the SEC.

Certain selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of Class A common stock owned by these selling stockholders and, if a selling stockholder defaults in the performance of his, her or its secured obligations, the pledgees or secured parties may offer and sell the shares of Class A common stock from time to time pursuant to this prospectus, or an amendment or supplement thereto, under Rule 424(b)(3) or other applicable provision of or under the Securities Act, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of Class A common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

Because selling stockholders may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act, selling stockholders may be subject to the prospectus delivery requirements of the Securities Act, which may include delivery through the facilities of the NASDAQ Global Market pursuant to Rule 153 under the Securities Act.

Any person participating in the distribution of Class A common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of Class A common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of Class A common stock to engage in market-making activities with respect to Class A common stock. These restrictions may affect the marketability of Class A common stock and the ability of any person or entity to engage in market-making activities with respect to Class A common stock. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

Certain persons participating in the offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. For a description of these activities, see the information under the heading “Underwriting” or “Plan of Distribution” in the applicable prospectus supplement.

We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in these sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. The financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate proceeds of the offering.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

Rutan & Tucker, LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Salem Media Group, Inc. Additional legal matters may be passed upon for us, the selling stockholders or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

Our consolidated financial statements as of December 31, 2021, and for the year then ended, incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2021, have been audited by Moss Adams LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Our consolidated financial statements as of December 31, 2020, and for the year then ended incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2021 have been so incorporated in reliance on the report of Crowe LLP, independent registered public accounting firm, given on authority of that firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file reports, proxy statements and other information with the SEC as required by the Securities Exchange Act of 1934, as amended. You can find, copy and inspect information we file at the SEC’s public reference room, which is located at 100 F Street, N.E., Room 1580, Washington, DC 20549. You may also obtain copies of this information by mail from the public reference room of the SEC at prescribed rates. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the SEC’s public reference room. You can review our electronically filed reports and other information that we file with the SEC on the SEC’s web site at http://www.sec.gov.

This prospectus and any prospectus supplement form a part of a registration statement on Form S-3 that we filed with the SEC under the Securities Act. As permitted by the SEC, this prospectus and any prospectus supplement do not contain all the information in the registration statement. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s public reference room in Washington, D.C. or obtain a copy from the SEC’s website, as provided above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus certain of the information we file with the SEC. This means we can disclose important information to you by referring you to another document that has been filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference the following documents and all documents we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) pursuant to the Exchange Act, on or after the date of this prospectus and prior to the termination of the offering of the securities described in this prospectus or any prospectus supplement (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules, including our Compensation Committee report and performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 4, 2022;

•	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2022, filed with the SEC on May 10, 2022, and for the quarter ended June 30, 2022, filed with the SEC on August 5, 2022;

•	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 23, 2022;

•	our Current Reports on Form 8-K filed with the SEC on March 7, 2022, April 1, 2022, May 9, 2022, and September 30, 2022; and

•	the description of our common stock contained in our Registration Statement on Form 8-A filed on June 25, 1999, including any amendments or reports filed for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all documents we file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference (other than exhibits to such documents, unless such exhibits have been specifically incorporated by reference thereto) by writing or telephoning us at the following address:

Salem Media Group, Inc.

Attn: Investor Relations

6400 North Belt Line Road

Irving, Texas 75063

(469) 586-0080

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 3, 2022

PROSPECTUS SUPPLEMENT

SALEM MEDIA GROUP, INC.

Up to $15,000,000 of Shares of Class A Common Stock

This prospectus supplement relates to the issuance and sale of our Class A common stock, par value $0.01 per share, having an aggregate offering price of up to $15,000,000, from time to time through or to our sales agent, B. Riley Securities, Inc. (the “Agent”). These sales, if any, will be made pursuant to the terms of an At Market Issuance Sales Agreement, or the Sales Agreement, between us and the Agent (the “Sales Agreement”).

As of September 1, 2022, the aggregate market value of our common stock held by non-affiliates, or our public float, was approximately $27.9 million, which was calculated based on 12,309,757 shares of our outstanding Class A common stock held by non-affiliates as of September 1, 2022, and at a price of $2.27 per share, the closing price of our Class A common stock on the NASDAQ Global Market on September 1, 2022. Pursuant to General Instruction I.B.6 of Form S-3, in no event will the aggregate market value of securities sold by us or on our behalf in a primary offering pursuant to the registration statement of which this prospectus supplement forms a part during any 12-calendar-month period exceed one-third of our public float, so long as our public float is less than $75,000,000. During the 12 calendar months prior to and including the date of this prospectus supplement, we have not sold any of our securities pursuant to General Instruction I.B.6 of Form S-3.

Our Class A common stock is listed on the NASDAQ Global Market under the symbol “SALM”. On September 26, 2022, the closing price of our Class A common stock was $1.76 per share.

Sales of shares of our Class A common stock, if any, under this prospectus supplement may be made by any method deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The Agent will be entitled to compensation at a commission rate of 3.0% of the gross sales price of all shares sold in accordance with the terms of the Sales Agreement, as amended. See “Plan of Distribution” beginning on page S-12 for additional information regarding the compensation to be paid to the Agent.

In connection with the sale of Class A common stock on our behalf, the Agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Agent will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Agent against certain liabilities, including liabilities under the Securities Act.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” BEGINNING ON PAGE S-7 OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE 5 OF THE ACCOMPANYING PROSPECTUS, AS WELL AS ANY SIMILAR SECTION CONTAINED IN THE DOCUMENTS INCORPORATED BY REFERENCE THEREIN AND ANY RELATED FREE WRITING PROSPECTUS THAT WE HAVE AUTHORIZED FOR USE IN CONNECTION WITH THIS OFFERING CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

B. RILEY SECURITIES

The date of this Prospectus Supplement is             , 2022

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus form part of a registration statement on Form S-3 that we filed with the SEC using a “shelf” registration process. This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part, the accompanying prospectus, provides more general information about the shares of our Class A common stock and other securities we may offer from time to time under our shelf registration statement, some of which may not apply to the securities offered by this prospectus supplement. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement, and the information incorporated herein by reference, may add, update or change information in the accompanying prospectus. You should read the entire prospectus supplement as well as the accompanying prospectus and the documents incorporated by reference herein that are described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference therein, on the other hand, the information in this prospectus supplement shall control.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs. You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus and any free writing prospectus we may provide to you in connection with this offering. Neither we, nor the underwriters have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

You should rely only on the information contained in this prospectus supplement, the accompanying prospectus and information incorporated by reference herein and therein. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus supplement or the accompanying prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus supplement or the accompanying prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

Under this shelf registration process, we are offering to sell shares of Class A common stock using this prospectus supplement and the accompanying prospectus. In this prospectus supplement, we provide you with specific information about the securities that we are selling in this offering. Both this prospectus supplement and the accompanying prospectus include important information about us, our securities being offered and other information you should know before investing. This prospectus supplement also adds, updates and changes information contained in the accompanying prospectus. You should read this prospectus supplement and the accompanying prospectus as well as additional information described under “Incorporation of Certain Information by Reference” on page S-16 of this prospectus supplement before investing in our securities.

This prospectus supplement contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

Unless the context requires otherwise, in this prospectus supplement and the accompanying prospectus the terms “Salem Media Group,” “Salem Media,” “Salem,” “we,” “our,” “us” and the “Company” refer to Salem Media Group, Inc., a Delaware corporation.

Prospective investors may rely only on the information contained in this prospectus supplement. We have not authorized anyone to provide prospective investors with different or additional information. This prospectus supplement is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus supplement is correct only as of the date of this prospectus supplement, regardless of the time of the delivery of this prospectus supplement or any sale of these securities.

FORWARD-LOOKING INFORMATION

We caution you that certain statements contained in this prospectus supplement that are not related to historical results are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are predictive, that depend upon or refer to future events or conditions, or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “hopes,” or similar expressions constitute forward-looking statements. They also include statements regarding:

•	our future growth, profitability, and prospects;

•	our competitive strengths; and

•	our business strategy and the trends we anticipate in the industries and economies in which we operate.

These forward-looking statements are based on our current expectations and are subject to a number of risks, uncertainties and assumptions. These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control, are difficult to predict, and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Important factors that could cause actual results to differ materially from those in forward-looking statements include:

•	economic downturns, reduced capital expenditures, consolidation and technological and regulatory changes in our industry;

•

market conditions and global and economic factors beyond our control, including the potential adverse effects of inflation, hostilities such as that in the Ukraine, and the ongoing global coronavirus (COVID-19) pandemic on capital markets, general economic conditions, unemployment and our liquidity, operations and personnel;

•	the highly competitive nature of our industry;

•	our ability to attract and retain qualified managers and skilled employees;

•	the outcome of our plans for future operations and growth; and

•	the other factors referenced in this prospectus supplement, including, without limitation, under “Risk Factors.”

We believe these forward-looking statements are reasonable; however, you should not place undue reliance on any forward-looking statements, which are based on current expectations. Furthermore, forward-looking statements speak only as of the date they are made. If any of these risks or uncertainties materialize, or if any of our underlying assumptions are incorrect, our actual results may differ significantly from the results that we express in or imply by any of our forward-looking statements. These and other risks are detailed in this prospectus supplement, in the accompanying prospectus, in the documents that we incorporate by reference into this prospectus supplement and the accompanying prospectus and in other documents that we file with the SEC. We do not undertake any obligation to publicly update or revise these forward-looking statements after the date of this prospectus supplement to reflect future events or circumstances. We qualify any and all of our forward-looking statements by these cautionary factors.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Except as required by applicable law, we do not plan to publicly update or revise any forward-

looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise. The forward-looking statements contained in this prospectus are excluded from the safe harbor protection provided by the Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act.

This prospectus supplement and the accompanying prospectus also refer to estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to these estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information you should consider before deciding to invest in our securities. You should read this summary together with the entire prospectus supplement and accompanying prospectus before making an investment decision, including the “Risk Factors” beginning on page S-7 of this prospectus supplement and on page 5 of the accompanying prospectus, our financial statements, the notes to those financial statements, and the other documents identified under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus supplement.

Company Overview

Salem Media Group, Inc. is a domestic multi-media company specializing in Christian and Conservative content, with media properties comprising radio broadcasting, digital media, and book, magazine and newsletter publishing. Our content is intended for audiences interested in Christian and family-themed programming and conservative news talk.

We were incorporated in 1986 under the laws of the State of California and reincorporated in Delaware in 1999. Our principal executive offices are located at 6400 North Belt Line Road, Irving, Texas 75063, and our telephone number is (469) 586-0080. We maintain a website at www.salemmedia.com. The information contained in or that can be accessed through our website is not a part of this prospectus supplement.

THE OFFERING

The following summary contains basic information about our Class A common stock and the offering and is not intended to be complete. It does not contain all the information that may be important to you. For a more complete understanding of our Class A common stock, you should read the section of the accompanying prospectus entitled “Description of Capital Stock” and the documents referred to therein.

Issuer	Salem Media Group, Inc., a Delaware corporation.

Securities offered	Shares of Class A common stock, $0.01 par value per share, having a maximum aggregate sales price of $15,000,000.

Manner of offering	Sales of shares of our Class A common stock under this prospectus supplement may be made by any method deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act. See “Plan of Distribution” on page S-12 of this prospectus supplement.

Use of proceeds	We intend to use the net proceeds from this offering for general corporate purposes, including but not limited to working capital, capital expenditures, the repayment of indebtedness, as well as acquisitions and other strategic purposes. See “Use of Proceeds” on page S-10 of this prospectus supplement.

Risk factors	Investing in our Class A common stock involves a high degree of risk. See the “Risk Factors” beginning on page S-7 of this prospectus supplement and on page 5 of the accompanying prospectus, as well as under any similar section contained in the documents incorporated by reference into this prospectus supplement and accompanying prospectus.

NASDAQ Global Market Ticker Symbol	SALM

RISK FACTORS

Investing in our Class A common stock involves a high degree of risk. Before deciding whether to invest in our Class A common stock, you should consider carefully the risks and uncertainties and assumptions discussed in the following risk factors and the risk factors in the accompanying prospectus, as well as all of the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. You should also consider carefully the risks described in any subsequent reports we file after the date of this prospectus supplement, which are incorporated by reference in this prospectus supplement in their entirety, together with other information in this prospectus supplement, and the information and documents incorporated by reference in this prospectus supplement, before you make a decision to invest in our Class A common stock. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our Class A common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section above entitled “Forward-Looking Statements.”

RISKS RELATING TO THIS OFFERING

Our Class A common stock has experienced and may continue to experience price and volume fluctuations, which could cause you to lose a significant portion of your investment, lead to costly litigation for us and interfere with our efforts to grow our business.

Stock markets are subject to significant price and volume fluctuations that may be unrelated to the operating performance of particular companies, and accordingly the market price of our Class A common stock may frequently and meaningfully change. For example, during the year ended December 31, 2021, the high and low closing prices per share of our Class A common stock were $4.70 and $1.14, respectively, per share. In 2022, through September 30, 2022, the high and low closing prices per share of our Class A common stock were $4.12 and $1.74, respectively. The market price of our Class A common stock has fluctuated and may continue to fluctuate substantially due to a variety of other factors, including the COVID-19 pandemic. Possible exogenous incidents and trends may also impact the capital markets generally and our Class A common stock prices specifically, such as foreign and cross border altercations, political unrest, cyberterrorism on a global scale, and disruptive weather systems. The timing of your purchase of our Class A common stock relative to fluctuations in its trading price may result in you losing all or a significant portion of your investment.

In the past, following periods of volatility in the market price of a company’s stock, class action securities litigation has often been instituted against that company. Such litigation, if instituted against us, could result in substantial costs and diversion of management’s attention and resources, which would interfere with our ability to execute our business plan, sell our advertising time and publishing products, and otherwise adversely affect our business, financial condition and operating results.

Our Class A common stock may become the target of a “short squeeze.”

In 2021 and 2022, the securities of several companies have increasingly experienced significant and extreme volatility in stock price due to short sellers of shares of common stock and buy-and-hold decisions of longer investors, resulting in what is sometimes described as a “short squeeze.” Short squeezes have caused extreme volatility in those companies and in the market and have led to the price per share of those companies to trade at a significantly inflated rate that is disconnected from the underlying value of the company. Sharp rises in a company’s stock price may force traders in a short position to buy the stock to avoid even greater losses. Many investors who have purchased shares in those companies at an inflated rate face the risk of losing a significant portion of their original investment as the price per share has declined steadily as interest in those stocks have abated. If we become a target of a short squeeze you may lose a significant portion or all of your investment if you purchase our shares at a rate that is significantly disconnected from our underlying value.

Management will have broad discretion as to the use of the proceeds from this offering and may not use the proceeds effectively.

We cannot specify with certainty all of the particular uses of the net proceeds of this offering. Our management will have significant flexibility in applying the net proceeds from this offering, and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Investors may not agree with our decisions, and our use of the proceeds may not yield any return on your investment. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management may use the net proceeds for purposes that may not improve our financial condition or market value. Our failure to apply the net proceeds of this offering effectively could impair our ability to pursue our growth strategy or could require us to raise additional capital. Pending their use, we intend to invest the net proceeds from the offering in investment-grade, interest-bearing instruments, such as money market accounts, certificates of deposit, commercial paper and guaranteed obligations of the U.S. government. These investments may not yield a favorable return to our stockholders.

Future sales of substantial amounts of our Class A common stock, or the possibility that these sales could occur, could adversely affect the market price of our Class A common stock.

We may issue up to $15 million of Class A common stock from time to time in this offering. The issuance from time to time of shares in this offering, as well as our ability to issue such shares in this offering, could have the effect of depressing the market price or increasing the market price volatility of our Class A common stock. See “Plan of Distribution” for more information about the possible adverse effects of our sales under the Sales Agreement.

It is not possible to predict the actual number of shares we will sell under the Sales Agreement, or the gross proceeds resulting from those sales.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the Agent at any time throughout the term of the Sales Agreement. The number of shares that are sold through the Agent after delivering a placement notice will fluctuate based on a number of factors, including the market price of our Class A common stock during the sales period, the limits we set with the Agent in any applicable placement notice, and the demand for our Class A common stock during the sales period. Because the price per share of each share sold will fluctuate during the sales period, it is not currently possible to predict the number of shares that will be sold or the gross proceeds to be raised in connection with those sales.

The Class A common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so they may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold in this offering. In addition, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

You may experience immediate and substantial dilution.

If the offering price per share you pay in this offering exceeds the net tangible book value per share of our Class A common stock, you will be immediately diluted to the extent of the difference between the amount you pay per share and the as-adjusted net tangible book value per share of our Class A common stock after giving effect to this offering. Assuming we sell an aggregate amount of $15 million in this offering at an assumed public offering price of $1.76 per share, the closing price per share of our Class A common stock on the NASDAQ Global Market on September 26 2022, and after deducting commissions and estimated aggregate offering expenses payable by us, you would experience immediate dilution in net tangible book value of $5.55 per share, representing a difference between the assumed public offering price per share and our as-adjusted net tangible book value per share after this offering. To the extent that outstanding options are exercised or outstanding restricted stock units vest and settle, investors purchasing our Class A common stock in this offering may experience further dilution. See the section entitled “Dilution” for a more detailed illustration of the dilution you may incur if you participate in this offering.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock. We may not be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering.

If securities or industry analysts fail to continue publishing research about our business, if they change their recommendations adversely or if our results of operations do not meet their expectations, our stock price and trading volume could decline.

The trading market for our Class A common stock will be influenced by the research and reports that industry or securities analysts publish about us or our business. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline. In addition, it is likely that in some future period our operating results will be below the expectations of securities analysts or investors. If one or more of the analysts who cover us downgrade our stock, or if our results of operations do not meet their expectations, our stock price could decline.

USE OF PROCEEDS

We are not guaranteed to receive any particular amount of proceeds from this offering. The amount of proceeds we receive from this offering, if any, will depend upon the number of shares of Class A common stock sold and the market price at which they are sold. From time to time, we may sell shares of our Class A common stock pursuant to the Sales Agreement with the Agent, which may result in aggregate gross proceeds of up to $15,000,000 and aggregate net proceeds of approximately $14,340,000. Because there is no minimum number of shares of our Class A common stock that must be sold pursuant to our Sales Agreement with the Agent, the actual number of shares of our Class A common stock sold and aggregate net proceeds to us are not presently determinable and may be substantially less than the amounts set forth above.

We intend to use the net proceeds from this offering for general corporate purposes, including but not limited to working capital, capital expenditures, the repayment of indebtedness, as well as acquisitions and other strategic purposes.

Our management will have broad discretion in the application of the net proceeds of this offering.

DILUTION

If you invest in our Class A common stock in this offering you will experience dilution to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our Class A common stock immediately after this offering. Our historical net tangible book value as of June 30, 2022 was approximately $(149,825,000), or $(5.51) per share of our common stock based upon a total of 27,214,787 shares outstanding as of June 30, 2022, reflective of the combined outstanding 21,661,091 shares of Class A common stock and 5,553,696 shares of Class B common stock. Net tangible book value per share as of June 30, 2022 is equal to our total tangible assets minus total liabilities, and dividing this amount by the number of shares of common stock outstanding as of June 30, 2022.

After giving effect to the assumed sale of our Class A common stock in this offering in the aggregate amount of $15,000,000 at an assumed offering price of $1.76 per share (the last reported sale price of our Class A common stock on the NASDAQ Global Market on September 26, 2022), and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2022 would have been $(135,485,000), or $(3.79) per share. This represents an immediate dilution of $5.55 per share to new investors purchasing shares of Class A common stock in this offering.

Assumed offering price per share		$1.76
Net tangible book value per share as of June 30, 2022	$(5.51)
Increase in net tangible book value per share attributable to this offering	$1.72

As adjusted net tangible book value per share as of June 30, 2022 after giving effect to this offering		$(3.79)

Dilution per share to investors purchasing shares in this offering		$5.55

The number of shares of our common stock shown above is based on 27,214,787 shares of common stock outstanding, reflective of the combined outstanding shares of Class A common stock and Class B common stock as of June 30, 2022, and excludes, as of that date:

•	1,808,194 shares of our Class A common stock subject to outstanding options having a weighted average exercise price of $2.74 per share; and

•	2,455,311 shares of our Class A common stock reserved for future issuance pursuant to our existing stock incentive plans.

The above illustration of dilution per share to investors participating in this offering assumes no exercise of outstanding options to purchase shares of our Class A common stock. The exercise of outstanding options having an exercise price per share that is less than the offering price per share will increase dilution to investors in this offering.

PLAN OF DISTRIBUTION

We have entered into the Sales Agreement with B. Riley Securities, Inc., the Agent, under which we may issue and sell our Class A common stock from time to time through the Agent acting as sales agent. Sales of shares of our Class A common stock, if any, under this prospectus supplement and the accompanying prospectus may be made by any method that is deemed an “at the market offering” as defined in Rule 415 promulgated under the Securities Act. We may instruct the Agent not to sell Class A common stock if the sales cannot be effected at or above the price designated by us from time to time. We or the Agent may suspend the offering of Class A common stock upon notice and subject to other conditions.

The Agent will offer our Class A common stock subject to the terms and conditions of the Sales Agreement as agreed upon by us and the Agent. Each time we wish to issue and sell Class A common stock under the Sales Agreement, we will notify the Agent of the number or dollar value of shares to be issued, the time period during which such sales are requested to be made, any limitation on the number of shares that may be sold in one day, any minimum price below which sales may not be made and other sales parameters as we deem appropriate. Once we have so instructed the Agent, unless the Agent declines to accept the terms of the notice, the Agent has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of the Agent under the Sales Agreement to sell our Class A common stock are subject to a number of conditions that we must meet.

We will pay the Agent commissions for its services in acting as agent in the sale of Class A common stock at a commission rate equal to 3.0% of the gross sales price per share sold. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse the Agent for certain specified expenses, including the fees and disbursements of its legal counsel in an amount not to exceed $50,000. We estimate that the total expenses for the offering, excluding commissions and reimbursements payable to the Agent under the terms of the Sales Agreement, will be approximately $160,000.

Settlement for sales of Class A common stock will generally occur on the second business day following the date on which any sales are made, or on some other date that is agreed upon by us and the Agent in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sale of the Class A common stock on our behalf, the Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Agent will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Agent against certain civil liabilities, including liabilities under the Securities Act.

The offering of our Class A common stock pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of all of our Class A common stock subject to the Sales Agreement, or (ii) termination of the Sales Agreement as provided therein.

The Agent and its affiliates may in the future provide various investment banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees.

DIVIDEND POLICY

Our dividend policy is based upon our Board’s current assessment of our business and the environment in which we operate. The actual declaration of any future equity distributions and the establishment of the per share amount, record dates, and payment dates are subject to final determination by our Board and dependent upon future earnings, cash flows, financial and legal requirements, and other factors. The reduction or elimination of equity distributions may negatively affect the market price of our common stock.

On May 6, 2020, our Board voted to discontinue distributions on our common stock indefinitely due to the adverse economic impact of the COVID-19 pandemic on our financial position, results of operations, and cash flows.

The following table shows the distributions that have been declared and paid to all stockholders of record of our Class A and Class B common stock during the years ended December 31, 2021 and 2020.

Announcement Date	Record Date	Payment Date	Amount Per Share	Cash Distributed (in thousands)
March 10, 2020	March 24, 2020	March 31, 2020	$0.0250	$667

Our sole source of cash available for making any future equity distributions is our operating cash flow subject to our 6.75% senior secured notes and our asset based loan facility, which contain covenants that restrict the payment of dividends and equity distributions unless certain specified conditions are satisfied.

LEGAL MATTERS

The validity of the shares of Class A common stock offered by this prospectus supplement will be passed upon for us by Rutan & Tucker, LLP, Irvine, California. The Agent is being represented in connection with this offering by Duane Morris LLP, New York, New York.

EXPERTS

Our consolidated financial statements as of December 31, 2021, and for the year then ended, incorporated in this prospectus supplement by reference to our Annual Report on Form 10-K for the year ended December 31, 2021, have been audited by Moss Adams LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Our consolidated financial statements as of December 31, 2020, and for the year then ended incorporated in this prospectus supplement by reference to our Annual Report on Form 10-K for the year ended December 31, 2021 have been so incorporated in reliance on the report of Crowe LLP, independent registered public accounting firm, given on authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC registering the offer and sale of our Class A common stock offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not include all of the information contained in the registration statement. You should refer to the registration statement, its exhibits and the information incorporated in this prospectus supplement and the accompanying prospectus for additional information.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from the SEC’s website at http://www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus certain of the information we file with the SEC. This means we can disclose important information to you by referring you to another document that has been filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus supplement and the accompanying prospectus. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained herein or therein modifies or replaces that statement.

We incorporate by reference the following documents and all documents we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) pursuant to the Exchange Act, on or after the date of this prospectus supplement and prior to the termination of the offering of the securities described herein (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules, including our Compensation Committee report and performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 4, 2022;

•	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2022, filed with the SEC on May 10, 2022, and for the quarter ended June 30, 2022, filed with the SEC on August 5, 2022;

•	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 23, 2022;

•	our Current Reports on Form 8-K filed with the SEC on March 7, 2022, April 1, 2022, May 9, 2022, and September 30, 2022; and

•	the description of our common stock contained in our Registration Statement on Form 8-A filed on June 25, 1999, including any amendments or reports filed for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all documents we file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus supplement and the accompanying prospectus and deemed to be part of this prospectus supplement and the accompanying prospectus from the date of the filing of such reports and documents.

You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference (other than exhibits to such documents, unless such exhibits have been specifically incorporated by reference thereto) by writing or telephoning us at the following address:

Salem Media Group, Inc.

Attn: Investor Relations

6400 North Belt Line Road

Irving, Texas 75063

(469) 586-0080

SALEM MEDIA GROUP, INC.

Up to $15,000,000 of Shares of Class A Common Stock

PROSPECTUS SUPPLEMENT

B. RILEY SECURITIES

            , 2022

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the expenses (all of which are to be paid by the registrant) expected to be incurred in connection with the issuance and distribution of the securities being registered. All amounts are estimated except the SEC registration fee.

SEC Registration Fee		$3,871
FINRA Filing Fee	$	*	(1)
Legal Fees and Expenses	$	*	(1)
Accounting Fees and Expenses	$	*	(1)
Printing and Engraving Expenses	$	*	(1)
Fees and Expenses of the Transfer Agent or Trustee	$	*	(1)
Miscellaneous	$	*	(1)

Total			$(1)

(1)	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

Section 102 of the General Corporation Law of the State of Delaware permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for breaches of the director’s duty of loyalty to the corporation or its stockholders, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of a law, authorizations of the payments of a dividend or approval of a stock repurchase or redemption in violation of Delaware corporate law or for any transactions from which the director derived an improper personal benefit. The registrant’s amended and restated certificate of incorporation provides that no director will be liable to the registrant or its stockholders for monetary damages for breach of fiduciary duties as a director, subject to the same exceptions as described above. The registrant has entered into separate indemnification agreements with each of its directors which may, in some cases, be broader than the specific indemnification provisions contained under Delaware law. These indemnification agreements generally require the registrant, among other things, to indemnify its directors against liabilities that may arise by reason of their status or service as directors. These indemnification agreements also generally require the registrant to advance any expenses incurred by the directors as a result of any proceeding against them as to which they could be indemnified. The registrant has also purchased and expects to maintain standard insurance policies that provide coverage (1) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and (2) to it with respect to indemnification payments the registrant may make to such officers and directors.

Section 145 of the General Corporation Law of the State of Delaware provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with a threatened, pending, or completed action, suit or proceeding to which he or she is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with defense or settlement of such action or suit and no indemnification shall be made with respect to any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. In addition, to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding described above (or claim, issue, or matter therein), such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit, or proceeding may be advanced by the corporation upon receipt of an undertaking by such person to repay such amount if it is ultimately determined that such person is not entitled to indemnification by the corporation under Section 145 of the General Corporation Law of the State of Delaware.

The registrant’s amended and restated certificate of incorporation provides that the registrant will, to the fullest extent permitted by law, indemnify any person made or threatened to be made a party to an action or proceeding by reason of the fact that he or she (or his or her testators or intestate) is or was a director or officer of the Company or serves or served at any other corporation, partnership, joint venture, trust or other enterprise in a similar capacity or as an employee or agent at the registrant’s request, including service with respect to employee benefit plans maintained or sponsored by the registrant, against expenses (including attorneys’), judgments, fines, penalties and amounts paid in settlement incurred in connection with the investigation, preparation to defend, or defense of such action, suit, proceeding, or claim. However, the registrant is not required to indemnify or advance expenses in connection with any action, suit, proceeding, claim, or counterclaim initiated by the registrant or on behalf of it. The registrant’s amended and restated bylaws provide that it will indemnify and hold harmless each person who was or is a party or threatened to be made a party to any action, suit, or proceeding by reason of the fact that he or she is or was a director or officer of the registrant, or is or was serving at its request in a similar capacity of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (whether the basis of such action, suit, or proceeding is an action in an official capacity as a director or officer or in any other capacity while serving as a director of officer) to the fullest extent authorized by the Delaware General Corporation Law against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes, or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection with such action, suit or proceeding, and this indemnification continues after such person has ceased to be an officer or director and inures to the benefit of such person’s heirs, executors and administrators. The indemnification rights also include the right generally to be advanced expenses, subject to any undertaking required under Delaware General Corporation Law, and the right generally to recover expenses to enforce an indemnification claim or to defend specified suits with respect to advances of indemnification expenses.

The indemnification rights set forth above are not exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of the registrant’s amended and restated certificate of incorporation, amended and restated bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

Item 16. Exhibits.

The list of exhibits in the Exhibit Index to this registration statement is incorporated herein by reference.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, provided, however, that subsections (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those subsections is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)

each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, Texas, on the 3rd day of October, 2022.

SALEM MEDIA GROUP, INC.

By:	/s/ David P. Santrella
David P. Santrella Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David P. Santrella and Evan D. Masyr, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement (and any registration statement filed pursuant to Rule 462(b) under the Securities Act, as amended, for the offering which this registration statement relates), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David P. Santrella David P. Santrella	Chief Executive Officer (Principal Executive Officer)	October 3, 2022

/s/ David A. R. Evans David A. R. Evans	Chief Operating Officer	October 3, 2022

/s/ Evan D. Masyr Evan D. Masyr	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	October 3, 2022

/s/ Christopher J. Henderson Christopher J. Henderson	Executive Vice President, General Counsel and Secretary	October 3, 2022

/s/ Edward G. Atsinger III Edward G. Atsinger III	Executive Chairman	October 3, 2022

Signature	Title	Date

/s/ Richard A. Riddle Richard A. Riddle	Director	October 3, 2022

/s/ Eric Halvorson Eric Halvorson	Director	October 3, 2022

/s/ Stuart W. Epperson Jr. Stuart W. Epperson Jr.	Director	October 3, 2022

/s/ Heather W. Grizzle Heather W. Grizzle	Director	October 3, 2022

/s/ Edward C. Atsinger Edward C. Atsinger	Director	October 3, 2022

/s/ Jacki L. Pick Jacki L. Pick	Director	October 3, 2022

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, each of the co-registrants named below certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, Texas, on the 3rd day of October, 2022.

AIR HOT, INC.

BISON MEDIA, INC.

INSPIRATION MEDIA, INC.

NEW INSPIRATION BROADCASTING COMPANY, INC.

NI ACQUISITION CORPORATION

REACH SATELLITE NETWORK, INC.

SALEM COMMUNICATIONS HOLDING CORPORATION

SALEM CONSUMER PRODUCTS, INC.

SALEM MEDIA OF COLORADO, INC.

SALEM MEDIA OF HAWAII, INC.

SALEM MEDIA OF OHIO, INC.

SALEM MEDIA OF OREGON, INC.

SALEM MEDIA OF TEXAS, INC.

SALEM MEDIA REPRESENTATIVES, INC.

SALEM RADIO NETWORK INCORPORATED

SALEM RADIO PROPERTIES, INC.

SCA LICENSE CORPORATION

SRN NEWS NETWORK, INC.

SRN STORE, INC.

By:	/s/ David P. Santrella
David P. Santrella
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David P. Santrella and Evan D. Masyr, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement (and any registration statement filed pursuant to Rule 462(b) under the Securities Act, as amended, for the offering which this registration statement relates), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David P. Santrella David P. Santrella	Chief Executive Officer (Principal Executive Officer)	October 3, 2022

/s/ Evan D. Masyr Evan D. Masyr	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	October 3, 2022

/s/ Christopher J. Henderson Christopher J. Henderson	Executive Vice President, General Counsel, Secretary and Director	October 3, 2022

/s/ Edward G. Atsinger III Edward G. Atsinger III	Executive Chairman and Director	October 3, 2022

/s/ David A. R. Evans David A. R. Evans	Chief Operating Officer	October 3, 2022

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the co-registrant named below certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, Texas, on the 3rd day of October, 2022.

EAGLE PRODUCTS, LLC

BY:	SALEM COMMUNICATIONS HOLDING CORPORATION, ITS MANAGING MEMBER

By:	/s/ David P. Santrella
David P. Santrella
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David P. Santrella and Evan D. Masyr, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement (and any registration statement filed pursuant to Rule 462(b) under the Securities Act, as amended, for the offering which this registration statement relates), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David P. Santrella David P. Santrella	Chief Executive Officer (Principal Executive Officer)	October 3, 2022

/s/ Evan D. Masyr Evan D. Masyr	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	October 3, 2022

/s/ Christopher J. Henderson Christopher J. Henderson	Executive Vice President, General Counsel, Secretary and Director	October 3, 2022

/s/ Edward G. Atsinger III Edward G. Atsinger III	Executive Chairman and Director	October 3, 2022

/s/ David A. R. Evans David A. R. Evans	Chief Operating Officer	October 3, 2022

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, each of the co-registrants named below certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, Texas, on the 3rd day of October, 2022.

INSPIRATION MEDIA OF TEXAS, LLC

BY:	SCA LICENSE CORPORATION, ITS MANAGING MEMBER

SALEM MEDIA OF ILLINOIS, LLC

BY:	SCA LICENSE CORPORATION, ITS MANAGING MEMBER

SALEM MEDIA OF MASSACHUSETTS, LLC

BY:	SCA LICENSE CORPORATION, ITS MANAGING MEMBER

SALEM MEDIA OF NEW YORK, LLC

BY:	SCA LICENSE CORPORATION, ITS MANAGING MEMBER

SALEM RADIO OPERATIONS, LLC

BY:	SCA LICENSE CORPORATION, ITS MANAGING MEMBER

SALEM SATELLITE MEDIA, LLC

BY:	SCA LICENSE CORPORATION, ITS MANAGING MEMBER

SALEM WEB NETWORK, LLC

BY:	SCA LICENSE CORPORATION, ITS MANAGING MEMBER

SCA-PALO ALTO, LLC

BY:	SCA LICENSE CORPORATION, ITS MANAGING MEMBER

By:	/s/ David P. Santrella
David P. Santrella
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David P. Santrella and Evan D. Masyr, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement (and any registration statement filed pursuant to Rule 462(b) under the Securities Act, as amended, for the offering which this registration statement relates), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David P. Santrella David P. Santrella	Chief Executive Officer (Principal Executive Officer)	October 3, 2022

/s/ Evan D. Masyr Evan D. Masyr	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	October 3, 2022

/s/ Christopher J. Henderson Christopher J. Henderson	Executive Vice President, General Counsel, Secretary and Director	October 3, 2022

/s/ Edward G. Atsinger III Edward G. Atsinger III	Executive Chairman and Director	October 3, 2022

/s/ David A. R. Evans David A. R. Evans	Chief Operating Officer	October 3, 2022

EXHIBIT INDEX

Exhibit Number	Exhibit Description	Form	File No.	Date of First Filing	Exhibit Number	Filed Herewith

1.1*	Form of Underwriting Agreement

1.2	At Market Issuance Sales Agreement by and between Salem Media Group, Inc. and B. Riley Securities, Inc. dated April 16, 2021	8-K	000-26497	04/16/2021	1.1

4.1	Specimen of Class A common stock certificate	S-1/A	333-76649	Effective 06/30/1999	4.09

4.2*	Form of Preferred Stock Certificate

4.3*	Form of Certificate of Designation

4.4*	Form of Deposit Agreement and Deposit Receipt

4.5**	Form of Indenture

4.6*	Form of Note

4.7*	Form of Warrant Agreement (including form of warrant)

4.8*	Form of Purchase Contract

4.9*	Form of Unit Agreement

5.1	Opinion of Rutan & Tucker, LLP					X

5.2	Opinion of Rutan & Tucker, LLP					X

23.1	Consent of Moss Adams LLP, Independent Registered Public Accounting Firm					X

23.2	Consent of Crowe LLP, Independent Registered Public Accounting Firm					X

23.3	Consent of Bond & Pecaro, Inc.					X

23.4	Consent of Rutan & Tucker, LLP (included in Exhibit 5.1)					X

23.5	Consent of Rutan & Tucker, LLP (included in Exhibit 5.2)					X

24.1	Powers of Attorney (incorporated by reference to the signature page hereto)					X

25.1**	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended

107	Filing Fee Table					X

*	To be filed by amendment or incorporated herein by reference in connection with the offering of the securities.

**	To be filed by pre-effective amendment.